  As filed with the Securities and Exchange Commission on July 13, 1999

                                                Registration No. 333-82293
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                --------------

                             AMENDMENT NO. 1

                                    to
                                   FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                --------------

    Edison International               California                    95-4137452
        EIX Trust I                     Delaware                     95-7077769
        EIX Trust II                    Delaware                     95-7077770
       EIX Trust III                    Delaware                     95-7077771
                              (State or Other Jurisdiction        (I.R.S. Employer
 (Exact name of Registrant                 of                   Identification Number)
     as Specified in Its            Incorporation or
          Charter)                    Organization)

                                --------------
                           2244 Walnut Grove Avenue
                                (P.O. Box 800)
                          Rosemead, California 91770
                                (626) 302-2222
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                each Registrant's Principal Executive Offices)
                                --------------
                           Kenneth S. Stewart, Esq.
               Assistant General Counsel and Assistant Secretary
                           2244 Walnut Grove Avenue
                          Rosemead, California 91770
                                (626) 302-6601
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                                --------------
   Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the registration statement becomes effective, as determined by market and other conditions.
                                --------------
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
                                --------------
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                                --------------
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                --------------
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------
            Title of each class of                                   Proposed maximum   Amount of
               securities to be                    Amount to be     aggregate offering Registration
                 registered(1)                  registered(1)(2)(3)    price(3)(4)        Fee(7)
---------------------------------------------------------------------------------------------------
 Debt Securities, Common Stock, without par
  value, and Preferred Stock, without par
  value, of Edison International..............
---------------------------------------------------------------------------------------------------
 Rights to Purchase Series A Junior
  Participating Cumulative Preferred Stock,
  without par value, of Edison
  International(5)............................
---------------------------------------------------------------------------------------------------
 Preferred Securities of EIX Trust I, EIX
  Trust II and EIX Trust III(6)...............
---------------------------------------------------------------------------------------------------
 Guarantees of Preferred Securities of the
  Trusts by Edison International(6)...........
---------------------------------------------------------------------------------------------------
   Total.....................................     $2,500,000,000      $2,500,000,000     $695,000
---------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------

(1) An indeterminate principal amount or number of debt securities, common stock and/or preferred stock and guarantees of Edison International and an indeterminate number of preferred securities of the Trusts as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $2,500,000,000. Debt securities may be issued and sold to the Trusts, in which event the debt securities may later be distributed to the holders of preferred securities.
(2) In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all securities of $2,500,000,000.
(3) This amount represents the principal amount of any debt securities issued at their principal amount, the issue price of any debt securities issued at an original issue discount, the issue price of any preferred stock and preferred securities and the amount computed pursuant to Rule 457(c) for any common stock.
(4) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.
(5) The Rights are initially carried and traded with the common stock. The value attributable to the Rights, if any, is reflected in the value of the common stock.
(6) Includes the rights of holders of the preferred securities under the guarantees of preferred securities and back-up undertakings, consisting of obligations by Edison International, as set forth in the trust agreement, the applicable indenture and any supplemental indenture thereto, in each case as further described in the Registration Statement. No separate consideration will be received for any guarantees or any back-up undertakings.

(7) Fee of $695,000 paid in connection with original Registration Statement filed on July 2, 1999.
                                --------------
   The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration
Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
-------------------------------------------------------------------------------
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

                                EXPLANATORY NOTE

   This Registration Statement includes a prospectus supplement that relates to the proposed offering of QUIPS as described therein currently planned to commence as soon as practicable after the effective date of the Registration Statement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, Dated July 13, 1999.

             Prospectus Supplement to Prospectus Dated      , 1999.

                         [LOGO OF EDISON INTERNATIONAL]

                      20,000,000 Preferred Securities

                                  EIX Trust I

               % Cumulative Quarterly Income Preferred Securities,
                              Series A (QUIPS(SM))*
                       (Liquidation Amount $25 per QUIPS)

         Fully and unconditionally guaranteed, as described herein, by

                              Edison International

                                  ----------

  A brief description of the % Cumulative Quarterly Income Preferred Securities, Series A (QUIPS(SM)) can be found under "Summary Information--Q&A" in this prospectus supplement.

  Application has been made to list the QUIPS on the New York Stock Exchange. If the QUIPS are approved for listing, Edison International expects trading of the QUIPS to begin within 30 days after they are first issued.

  See "Risk Factors" beginning on page S-6 to read about specific risks you should consider before buying the QUIPS.
                                  ----------

  Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                                  ----------

                                                        Per QUIPS    Total
                                                        --------- ------------
Initial public offering price(1).......................  $25.00   $500,000,000
Underwriting commissions to be paid by Edison
 International.........................................  $        $
Proceeds to EIX Trust I................................  $        $

-----
(1) Plus accumulated distributions, if any, from      , 1999.

  The Underwriters may, subject to the terms of the underwriting agreement, purchase up to an additional 3,000,000 QUIPS from EIX Trust I at the initial public offering price per QUIPS (plus accumulated distributions, if any, from
   , 1999), less the underwriting commissions.

                                  ----------

  The Underwriters expect to deliver the QUIPS in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New
York on      , 1999.

  *"QUIPS" AND "QUIDS" are registered service marks of Goldman, Sachs & Co.

Goldman, Sachs & Co.

    A.G. Edwards & Sons, Inc.

        Lehman Brothers

            Merrill Lynch & Co.

                Morgan Stanley Dean Witter

                    PaineWebber Incorporated

                                         Prudential Securities Incorporated

                                                       Salomon Smith Barney

                                  ----------

                    Prospectus Supplement dated      , 1999.

                            SUMMARY INFORMATION--Q&A

    The following information supplements, and should be read together with, the information contained in other parts of this prospectus supplement and in the accompanying prospectus. This summary highlights selected information from this prospectus supplement and the accompanying prospectus to help you understand the % Cumulative Quarterly Income Preferred Securities, Series A (QUIPS(SM)) (the "Series A QUIPS"). You should carefully read this prospectus supplement and the accompanying prospectus to understand fully the terms of the Series A QUIPS as well as the tax and other considerations that are important to you in making a decision about whether to invest in the Series A QUIPS. You should pay special attention to the "Risk Factors" section beginning on Page S-6 of this prospectus supplement to determine whether an investment in the Series A QUIPS is appropriate for you.

What are the Series A QUIPS?

    Each Series A QUIPS represents an undivided beneficial interest in the assets of EIX Trust I (the "Trust"). Each Series A QUIPS will entitle the holder to receive quarterly cash distributions as described in this prospectus supplement. The Trust is offering 20,000,000 Series A QUIPS at a price of $25 for each Series A QUIPS.

Who is the Trust?

    The Trust is a Delaware business trust. Its principal offices are located at 2244 Walnut Grove Avenue, Rosemead, California 91770 and the telephone number is (626) 302-1930.

    The Trust will sell its Series A QUIPS to the public and its Series A common securities (the "Series A Common Securities") to Edison International. The Trust will use the proceeds from these sales to buy the % Subordinated
Deferrable Interest Notes, Series A due    , 2029 (QUIDS(SM)) (the "Series A
QUIDS") from Edison International with the same financial terms as the Series A QUIPS. Edison International will guarantee payments made on the Series A QUIPS as described below.

    The Chase Manhattan Bank will act as property trustee (the "Property Trustee") of the Trust. Three officers of Edison International also will act as trustees (the "Regular Trustees") of the Trust. Chase Manhattan Bank Delaware will be an additional trustee (the "Delaware Trustee") of the Trust. The Chase Manhattan Bank also will act as trustee (the "Subordinated Indenture Trustee") under the Subordinated Indenture, as supplemented (the "Subordinated Indenture"), pursuant to which the Series A QUIDS will be issued and will act as trustee (the "Guarantee Trustee") under a Guarantee Agreement with Edison International in respect of the Series A QUIPS (the "Series A QUIPS Guarantee"). The Property Trustee, Delaware Trustee and Regular Trustees are sometimes referred to as the "Securities Trustees."

Who is Edison International?

    Edison International was incorporated on April 20, 1987, under the laws of the State of California for the purpose of becoming the parent holding company of Southern California Edison Company, a California public utility corporation. As of December 31, 1998, Edison International owned all of the issued and outstanding common stock of Southern California Edison Company and of the following subsidiaries engaged in nonutility businesses: Edison Mission Energy, Edison Capital, Mission Land Company and Edison Enterprises. The principal executive offices of Edison

International are located at 2244 Walnut Grove Avenue, Rosemead, California 91770, and its telephone number is (626) 302-2222.

When will you receive quarterly distributions?

    If you purchase the Series A QUIPS, you are entitled to receive cumulative cash distributions at an annual rate of % of the liquidation amount of $25 per Series A QUIPS. Distributions will accumulate from the date the Trust first issues the Series A QUIPS and will be paid quarterly in arrears on August 31, November 30, February 28 and May 31 of each year, beginning August 31, 1999.

When can payment of your distributions be deferred?

    So long as no event of default under the Subordinated Indenture ("Subordinated Indenture Event of Default") has occurred and is continuing, Edison International can, on one or more occasions, defer interest payments on the Series A QUIDS for up to 20 consecutive quarterly periods. A deferral of interest payments cannot extend, however, beyond the maturity date of the
Series A QUIDS, which is       , 2029, subject to extension rights as described
below.

    If Edison International defers interest payments on the Series A QUIDS, the Trust will also defer distributions on the Series A QUIPS. During this deferral period, distributions will continue to accumulate on the Series A QUIPS at an annual rate of % of the liquidation amount of $25 per Series A QUIPS. Also, the deferred distributions will themselves accumulate additional distributions, compounded quarterly, at an annual rate of %, to the extent permitted by law. If Edison International makes all deferred interest payments on the Series A QUIDS, with accrued interest, it can again defer interest payments on the Series A QUIDS.

    During any period in which Edison International defers interest payments on the Series A QUIDS, with limited exceptions, Edison International will not be permitted to:

  . pay a dividend or make any distributions on its capital stock or redeem, purchase, acquire or make a liquidation payment on any of its capital stock; or

  . make an interest, principal or premium payment on, or repurchase or redeem, any of its debt securities that rank equally with or junior to the Series A QUIDS, or make any guarantee payments with respect to any guarantee by it of debt securities of any of its subsidiaries if the guarantee is equal to or junior in right of payment to the Series A QUIDS.

    If Edison International defers payments of interest on the Series A QUIDS, the Series A QUIDS will, from the time of deferral, be treated as having been reissued with original issue discount ("OID") for United States federal income tax purposes. This means that you will be required to accrue interest income and include the amounts of this income in your gross income for United States federal income tax purposes even though you will not have received any cash distributions relating to this interest income, and even though you may use the cash method of accounting. See "Material United States Federal Income Tax Considerations--Interest Income and Original Issue Discount" in this prospectus supplement.

When can the Trust redeem the Series A QUIPS?

    The Trust must redeem all of the outstanding Series A QUIPS and Series A
Common Securities when the Series A QUIDS are paid at maturity on     , 2029,
which maturity may be extended as described below. In addition, if Edison International redeems any Series A QUIDS before their maturity, the Trust will use the cash it receives from the redemption to redeem, on a pro rata basis, Series A QUIPS and Series A Common Securities (collectively, the "Series A Trust Securities") having a combined liquidation amount equal to the principal amount of the Series A QUIDS redeemed.

    Edison International can redeem some or all of the Series A QUIDS before their maturity at 100% of their principal amount on one or more occasions any
time on or after    , 2004. Edison International also has the option to redeem the Series A QUIDS, in whole, but not in part, at any time if specific changes in tax or investment company law occur and other conditions are satisfied, as more fully described under "Description of the Series A QUIDS--Optional Redemption." In any case, Edison International will pay accrued interest to the date of redemption.

What is Edison International's guarantee of the Series A QUIPS?

    Edison International will guarantee the Series A QUIPS based on:

  . the Series A QUIPS Guarantee, which guarantees the Trust's obligation to pay distributions on the Series A QUIPS; and

  . its obligations under the Amended and Restated Trust Agreement of the Trust (the "Trust Agreement") and the Agreement as to Expenses and Liabilities between Edison International and the Trust (the "Expense Agreement").

    The payment of distributions on the Series A QUIPS is guaranteed by Edison International under the Series A QUIPS Guarantee, but only to the extent the Trust has funds legally and immediately available to make distributions. See "Description of Preferred Securities Guarantees," "Description of Expense Agreements" and "Relationship among Preferred Securities, Preferred Securities Guarantees and Subordinated Debt Securities Held by Each Trust" in the accompanying prospectus.

    Edison International's obligations under the Series A QUIPS Guarantee are:

  . subordinate and junior in right of payment to all of its other liabilities, except those that rank equally or are subordinate by their terms; and

  . equal in rank with any other preferred securities guarantee similar to the Series A QUIPS Guarantee issued by Edison International on behalf of the holders of preferred securities issued by any other trust established by Edison International or its affiliates.

When could the Series A QUIDS be distributed to you?

    Edison International has the right to terminate the Trust at any time. If Edison International terminates the Trust, the Trust will liquidate by distributing the Series A QUIDS to holders of the Series A Trust Securities on a pro rata basis. If the Series A QUIDS are distributed, Edison International will use its best efforts to list the Series A QUIDS on the New York Stock Exchange or any other exchange on which the Series A QUIPS are then listed in place of the Series A QUIPS. For a discussion of Edison International's ability to distribute the Series A QUIDS, see "Description of the Series A QUIPS-- Exchange of Series A QUIPS for Series A QUIDS" in this prospectus supplement and "Description of Preferred Securities--Liquidation Distribution upon Dissolution" in the accompanying prospectus.

Will the Series A QUIPS be listed on a stock exchange?

    Application has been made to list the Series A QUIPS on the New York Stock Exchange. If approved, trading of the Series A QUIPS is expected to begin within 30 days after they are first issued.

Will holders of the Series A QUIPS have any voting rights?

    Generally, the holders of the Series A QUIPS will not have any voting rights. See "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreement" in the accompanying prospectus.

In what form will the Series A QUIPS be issued?

    The Series A QUIPS will be represented by one or more global securities that will be deposited with and registered in the name of The Depositary Trust Company or its nominee. This means that you will not receive a certificate for your Series A QUIPS and that your broker will maintain your position in the Series A QUIPS. Edison International expects that the Series A QUIPS will be
ready for delivery through The Depository Trust Company on or about     , 1999.

                                  RISK FACTORS

    Your investment in the Series A QUIPS will involve risks. You should carefully consider the following discussion of risks, and the other information in this prospectus supplement and the accompanying prospectus (including the documents incorporated by reference in the prospectus), before deciding whether an investment in the QUIPS is suitable for you.

Edison International's Obligations under the Series A QUIDS and the Series A QUIPS Guarantee are Deeply Subordinated.

    Edison International's obligations under the Series A QUIDS are unsecured and will rank junior in priority of payment to all of Edison International's other liabilities except those that rank equally or are subordinate by their terms ("senior debt"). Edison International's obligations under the Series A QUIPS Guarantee are unsecured and will rank in priority of payment as follows:

  . subordinate and junior in right of payment to its senior debt; and

  . equal in rank with any other preferred securities guarantee similar to the Series A QUIPS Guarantee hereafter issued by Edison International on behalf of the holders of preferred securities issued by any other trust established by Edison International or its affiliates.

    This means that Edison International cannot make any payments on the Series A QUIDS or the Series A QUIPS Guarantee if it defaults on a payment of senior debt and does not cure that default within the applicable grace period or if any senior debt becomes immediately due because of a default and has not yet been paid in full. In addition, in the event of the bankruptcy, liquidation or dissolution of Edison International, its assets would be available to pay obligations under the Series A QUIDS or the Series A QUIPS Guarantee only after Edison International made all payments on its senior debt.

    Because Edison International is a holding company, Edison International's right to participate in any asset distribution of any of its subsidiaries, on liquidation, reorganization or otherwise, will rank junior to the rights of all creditors of that subsidiary (except to the extent that Edison International may itself be a creditor of that subsidiary). The rights of holders of the Series A QUIPS or Series A QUIDS to benefit from those distributions will also be junior to those prior claims. Consequently, the Series A QUIDS (and, therefore, the Series A QUIPS) will be effectively subordinated to all liabilities of Edison International's subsidiaries. You should look only to the assets of Edison International for payments on the Series A QUIDS (and the Series A QUIPS).

    At March 31, 1999, Edison International had total liabilities of approximately $21.217 billion. Of this amount, approximately $6.770 billion would be Senior Debt (as defined below) of Edison International or liabilities of its subsidiaries that would effectively rank senior to the Series A QUIDS. During the second quarter of 1999, Edison International's subsidiaries issued the following additional Senior Debt:

  . $300 million of 6.65% notes due 2029 in April 1999
  . $120 million of 6.0% preferred securities in May 1999
  . $600 million of 7.73% senior notes due 2009 in June 1999

    None of the Series A QUIPS, the Series A QUIDS nor the Series A QUIPS Guarantee limits the ability of Edison International to incur additional indebtedness, including indebtedness that will rank senior in priority of payment to the Series A QUIDS or the Series A QUIPS Guarantee. We expect that Edison International and its subsidiaries may incur substantial additional amounts of indebtedness in the future.

The Series A QUIPS Guarantee Only Covers Payments if the Trust Has Cash Available, but You May Sue Edison International Directly.

    The ability of the Trust to pay scheduled distributions on the Series A QUIPS, the redemption price of the Series A QUIPS and the liquidation amount of each Series A QUIPS is solely dependent upon Edison International making the related payments on the Series A QUIDS when due.

    If Edison International defaults on its obligations to pay principal or interest on the Series A QUIDS, the Trust will not have sufficient funds to pay distributions on, or the redemption price or liquidation amount of, each Series A QUIPS. In those circumstances, you will not be able to rely upon the Series A QUIPS Guarantee for payment of these amounts.

    Instead, you:

  . may directly sue Edison International or seek other remedies to collect your pro rata share of payments owed; or

  . may rely on the Property Trustee to enforce the Trust's rights under the Series A QUIDS.

Deferral of Distributions Would Have Tax Consequences for You and May Affect the Trading Price of the Series A QUIPS.

    So long as no Subordinated Indenture Event of Default has occurred and is continuing, Edison International can, on one or more occasions, defer interest payments on the Series A QUIDS for up to 20 consecutive quarterly periods. If Edison International defers interest payments on the Series A QUIDS, the Trust will defer distributions on the Series A QUIPS during any deferral period. However, distributions would still accumulate and such deferred distributions would themselves accumulate additional distributions, compounded quarterly, at the annual rate of % per annum, to the extent permitted by law.

    If Edison International defers payments of interest on the Series A QUIDS, you will be required to include interest income in gross income for United States federal income tax purposes in the form of OID, based on your pro rata share of the deferred interest on the Series A QUIDS held by the Trust, before you receive any cash relating to your interest, even if you use the cash method of accounting. In addition, you will not receive this cash if you sell the Series A QUIPS before the end of any deferral period or before the record date relating to distributions which are paid.

    Edison International has no current intention of deferring interest payments on the Series A QUIDS. However, if Edison International exercises its right in the future, the Series A QUIPS may trade at a price that does not fully reflect the value of accrued but unpaid interest on the Series A QUIDS. If you sell the Series A QUIPS during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the Series A QUIPS. In addition, the existence of Edison International's right to defer payments of interest on the Series A QUIDS may mean that the market price for the Series A QUIPS, which represent an undivided beneficial interest in the Series A QUIDS, may be more volatile than other securities that do not have these rights.

    See "Material United States Federal Income Tax Considerations" in this prospectus supplement for more information regarding the tax consequences of purchasing, holding and selling the Series A QUIPS.

Series A QUIPS May Be Redeemed at Any Time if Adverse Changes in Tax or Investment Company Law Occur.

    If Edison International receives an opinion of counsel that adverse changes in tax or investment company law have occurred or will occur, and other conditions are satisfied, Edison International has the right to redeem the Series A QUIDS, in whole, but not in part, at any time within 90 days of receipt of such opinion. Any such redemption will cause a mandatory redemption of all Series A QUIPS and Series A Common Securities at a redemption price equal to $25 per security plus any accrued and unpaid distributions. See "Description of the Series A QUIDS--Optional Redemption" in this prospectus supplement.

The Series A QUIDS, and Therefore the Series A QUIPS, May Be Redeemed at Par at the Option of Edison International Five Years after Issuance.

    At the option of Edison International, the Series A QUIDS may be redeemed,
in whole, at any time, or in part, from time to time, on or after    , 2004, at
a redemption price equal to the principal amount to be redeemed plus any accrued and unpaid interest to the date of redemption. See "Description of the Series A QUIDS--Optional Redemption" in this prospectus supplement. You should assume that Edison International will exercise its redemption option if Edison International is able to refinance at a lower interest rate or it is otherwise in the interest of Edison International to redeem the Series A QUIDS. If the Series A QUIDS are redeemed, the Trust must redeem the Series A Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of Series A QUIDS to be redeemed. See "Description of the Series A QUIPS--Redemption" in this prospectus supplement.

Edison International May Change the Stated Maturity of the Series A QUIDS

    As long as certain conditions are met, Edison International will have the right to extend the stated maturity of the Series A QUIDS--and therefore the
mandatory redemption date of the Series A QUIPS--to    , 2048. You should
assume that Edison International will exercise its option to extend the stated maturity if Edison International is unable to refinance at a lower interest rate or it is in the interest of Edison International to defer the stated maturity of the Series A QUIDS. Consequently, you may have to wait nineteen years beyond the initial stated maturity before the Trust redeems the Series A QUIPS. See "Description of the Series A QUIDS--Stated Maturity" in this prospectus supplement.

There Can Be No Assurance as to the Market Prices for the Series A QUIPS or the Series A QUIDS.

    There can be no assurance as to the market prices for the Series A QUIPS or the Series A QUIDS that may be distributed in exchange for Series A QUIPS upon a termination of the Trust. Accordingly, the Series A QUIPS that you purchase, whether pursuant to the offer made by this prospectus supplement or in the secondary market, or the Series A QUIDS that you may receive upon a termination of the Trust, may trade at a discount to the price that you paid to purchase the Series A QUIPS offered by this prospectus supplement. As a result of Edison International's right to defer interest payments on the Series A QUIDS, the market price of the Series A QUIPS, which represent undivided beneficial ownership interests in the Trust, substantially all the assets of which consist of the Series A QUIDS, may be more volatile than the market prices of other securities that are not subject to such optional deferrals.

Edison International May Terminate the Trust at Any Time.

    Edison International has the right to terminate the Trust at any time. If Edison International decides to exercise its right to terminate the Trust, the Trust will liquidate by distributing the Series A QUIDS to holders of the Series A QUIPS and the Series A Common Securities on a pro rata basis.

    Under current United States federal income tax law and interpretations and assuming, as we expect, that the Trust will not be classified as an association taxable as a corporation, you would not be taxed if the Property Trustee distributes the Series A QUIDS to you upon liquidation of the Trust.

However, if a Tax Event (as defined below) were to occur and the Trust were subject to taxation on income received or accrued on the Series A QUIDS, you and the Trust could be taxed on that distribution.

    Edison International has no current intention of causing the termination of the Trust and the distribution of the Series A QUIDS. Edison International anticipates that it would consider exercising this right in the event that expenses associated with maintaining the Trust were substantially greater than currently expected such as if specific changes in tax law or investment company law occurred. See "Description of the Series A QUIPS--Exchange of Series A QUIPS for Series A QUIDS" in this prospectus supplement and "Description of Preferred Securities--Liquidation Distribution upon Dissolution" in the accompanying prospectus. Edison International cannot predict the other circumstances under which this right would be exercised.

    Although Edison International intends to use its best efforts to list the Series A QUIDS on the New York Stock Exchange or any other exchange on which the Series A QUIPS are then listed if they are distributed, we cannot assure you that the Series A QUIDS will be approved for listing or that a trading market will exist for those securities.

You Have Limited Voting Rights.

    You will have limited voting rights in respect of the Series A QUIPS. In particular, subject to specific exceptions, only Edison International can appoint or remove any of the Securities Trustees. See "Description of Preferred Securities--Voting Rights; Amendment of Trust Agreement" in the accompanying prospectus.

There Has Been No Prior Market for the Series A QUIPS.

    Before this offering, there has been no market for the Series A QUIPS. Although the Trust has applied to list the Series A QUIPS on the New York Stock Exchange, a listing does not guarantee that a trading market for the Series A QUIPS will develop or, if a trading market for the Series A QUIPS does develop, the depth of that market and the ability of the holders to easily sell their Series A QUIPS.

                              ACCOUNTING TREATMENT

    For financial reporting purposes, the Trust will be treated as a subsidiary of Edison International and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of Edison International. The Series A QUIPS will be included in the "Preferred securities of subsidiaries not subject to mandatory redemption" line on the consolidated balance sheet of Edison International and also in the table of preferred securities in Note 4 of the "Notes to Consolidated Financial Statements." For financial reporting purposes, distributions payable on the Series A QUIPS will be included in the "Dividends on subsidiary preferred securities" line on the consolidated statement of income of Edison International.

                                USE OF PROCEEDS

    The Trust will invest all of the proceeds from the sale of Series A QUIPS in the Series A QUIDS. Assuming an initial offering price equal to the liquidation amount of the Series A QUIPS, we estimate such proceeds to be approximately $500,000,000 (or $575,000,000, if the Underwriters' overallotment option is exercised in full). We estimate that the expenses for this offering, excluding underwriting discounts and commissions, will be approximately $1,149,000. Edison International and/or its subsidiaries will use the net proceeds from the sale of the Series A QUIDS for general corporate purposes, including investing in nonutility business activities and reducing short-term debt incurred to provide interim financing for such purposes.

                       DESCRIPTION OF THE SERIES A QUIPS

    This section describes the specific terms of the Series A QUIPS. This description supplements, and should be read together with, the description of the general terms and provisions of the Series A QUIPS set forth in the accompanying prospectus under the caption "Description of Preferred Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Trust Agreement. We have filed a form of the Trust Agreement as an exhibit to the Registration Statement of which the accompanying prospectus is a part.

General

    The Trust will issue the Series A QUIPS and the Series A Common Securities, with a stated liquidation amount of $25 per security. The Series A QUIPS and the Series A Common Securities will rank equally with one another. The Trust will make payments on the Series A QUIPS pro rata with the Series A Common Securities, except as described in "--Ranking" below.

    The Trust will use the proceeds from the sale of the Series A Trust Securities to purchase the Series A QUIDS from Edison International. The Property Trustee will hold legal title to the Series A QUIDS in trust for the benefit of the holders of the Series A Trust Securities. Edison International will guarantee the payment of distributions and other amounts payable on the Series A QUIPS, but only to the extent that the Trust has funds legally and immediately available to make those payments. See "Description of Preferred Securities Guarantees" in the accompanying prospectus.

    The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Property Trustee will act as indenture trustee for the Series A QUIPS, in order to comply with the provisions of the Trust Indenture Act.

    The Series A QUIPS will be represented by a global security that will be deposited with and registered in the name of The Depository Trust Company ("DTC") or its nominee. Whenever we refer to a "holder" of Series A QUIPS in this prospectus supplement, we mean the registered holder, which, for any Series A QUIPS in book-entry form, will be DTC or its nominee. We discuss various matters relevant to global securities under "Book-Entry Issuance" in this prospectus supplement.

Distributions

    Distributions will accumulate on the Series A QUIPS from the date they are first issued at the annual rate of % of their liquidation amount. Unless deferred as described below, distributions will be payable quarterly in arrears on August 31, November 30, February 28 and May 31 of each year (each, a "distribution date"), beginning August 31, 1999. Distributions not paid when due will accumulate additional distributions, compounded quarterly, at the annual rate of % on the amount of unpaid distributions, to the extent permitted by law. Whenever we use the term "distributions" in this prospectus supplement, we are including any of these distributions. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    The assets of the Trust available for distributions to holders of Series A QUIPS will be limited to the interest payments the Trust receives from Edison International in respect of the Series A QUIDS. Consequently, if Edison International defers or for any other reason fails to make interest payments on the Series A QUIDS, the Trust will not have funds to pay distributions on the Series A QUIPS.

    As long as no Subordinated Indenture Event of Default has occurred and has not been cured, Edison International will have the right to defer interest payments on the Series A QUIDS at any time. Edison International may do so in each case for a period not exceeding 20 consecutive quarters (each, an "extension period"). No extension period may extend beyond the stated maturity of the Series A QUIDS. Before an extension period ends, Edison International may extend it further if that extension period does not exceed 20 consecutive quarters or extend beyond the stated maturity of the Series A QUIDS. When an extension period ends and Edison International has paid all accrued and unpaid interest on the Series A QUIDS, Edison International may begin a new extension period, subject to the terms described above. There is no limit on the number of extension periods that Edison International may begin.

    If Edison International defers interest payments on the Series A QUIDS, the Trust also will defer the payment of distributions on the Series A QUIPS. During an extension period, you will still accumulate distributions at the rate stated above, plus you will accumulate additional distributions on the deferred distributions at the same rate, to the extent permitted by law. During an extension period, you will be required to accrue interest income for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations--Interest Income and Original Issue Discount" in this prospectus supplement.

    Edison International has no current intention to exercise its right to defer interest payments on the Series A QUIDS. If Edison International elects to begin an extension period, it will be subject to specified restrictions relating to paying dividends on or repurchasing its common stock and making payments on certain of its debt securities. See "Description of the Series A QUIDS--Interest--Extension Period Restrictions" in this prospectus supplement.

Redemption

    The Series A QUIPS will remain outstanding until the Trust redeems them or distributes the Series A QUIDS in exchange for the Series A QUIPS. Any redemption of Series A QUIPS must occur as described below. Any exchange distribution must occur as described below in "--Exchange of Series A QUIPS for Series A QUIDS."

  Redemption of Series A Trust Securities

    If Edison International repays or redeems the Series A QUIDS, whether at their stated maturity, upon acceleration after a Subordinated Indenture Event of Default or upon early redemption, the Property Trustee will redeem a Like Amount of Series A Trust Securities on the Redemption Date at the Redemption Price. In this context, "Like Amount" means Series A Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Series A QUIDS being repaid or redeemed. "Redemption Date" means the date that the principal of those Series A QUIDS becomes due for payment under the Subordinated Indenture. "Redemption Price" means the aggregate liquidation amount of the Series A Trust Securities to be redeemed, plus any accumulated and unpaid distributions on those securities to the Redemption Date.

  Repayment and Redemption of Series A QUIDS

    The Series A QUIDS initially will have a stated maturity of    , 2029,
which Edison International may shorten to a date on or after    , 2014, or,
subject to certain conditions being satisfied, extend to    , 2048. See
"Description of the Series A QUIDS--Stated Maturity" in this prospectus supplement.

    Edison International also may redeem the Series A QUIDS, at its option, before their stated maturity as follows:

  . at any time on or after    , 2004, in whole or in part, provided that no
    partial redemption may occur during an extension period, and

  . at any time in whole, but not in part, within 90 days after a Tax Event or an Investment Company Act Event has occurred.

    Please see "Description of Series A QUIDS--Optional Redemption" in this prospectus supplement for the definitions of "Tax Event" and "Investment Company Act Event."

    If a Tax Event is continuing and Edison International does not elect to redeem the Series A QUIDS or liquidate the Trust, Edison International may be required to pay additional sums on the Series A QUIDS. The provisions regarding repayment and redemption of the Series A QUIDS, as well as information about the effect that possible tax law changes may have on the Series A QUIDS and Series A QUIPS, are discussed in "Description of the Series A QUIDS--Stated Maturity," "--Optional Redemption" and "--Payment of Additional Sums" in this prospectus supplement.

  Redemption Procedures

    The Property Trustee will give you at least 30 days, but not more than 60 days, notice before the Redemption Date, unless the redemption results from acceleration after a Subordinated Indenture Event of Default and the Property Trustee is not able to give notice during this period. In that case, the Property Trustee will give the notice as soon as practicable. The Property Trustee will give the notice of redemption in the manner described below under "--Notices."

    The Property Trustee will irrevocably deposit with DTC (in the case of any book-entry Series A QUIPS) or the Paying Agent (as defined below) (in the case of any non-book-entry Series A QUIPS) funds sufficient to pay the Redemption Price for all Series A Trust Securities being redeemed on that date, to the extent that funds are available to the Property Trustee. The Property Trustee will deposit such funds by 2:00 p.m., New York City time, on the Redemption Date.

    DTC will pay the Redemption Price for Series A QUIPS held in book-entry form and called for redemption in accordance with the procedures of DTC, to the extent the Property Trustee has deposited sufficient funds with DTC. The Paying Agent will pay the Redemption Price for Series A QUIPS held in certificated form and called for redemption, to the extent the Property Trustee has deposited sufficient funds with the Paying Agent, against surrender of the certificates representing those Series A QUIPS. Any distributions that are due on a distribution date that is on or before the Redemption Date will be payable to the holders of those Series A QUIPS on the record date for the related distribution date.

    Once the Property Trustee gives notice of redemption and deposits funds as discussed above, all rights of the holders of the Series A Trust Securities called for redemption will cease at the time of the deposit, except the right of those holders to receive the Redemption Price, but without interest on that amount. In addition, those Series A Trust Securities will no longer be outstanding.

    On the Redemption Date, distributions will stop accumulating on the Series A QUIDS called for redemption. However, if payment of the Redemption Price for any Series A Trust Securities is not made, distributions on the Series A QUIPS will continue to accumulate to the date the Redemption Price is paid.

    If the Trust redeems less than all the Series A Trust Securities, then the liquidation amount of Series A Trust Securities to be redeemed will be allocated pro rata between the outstanding Series A QUIPS and the outstanding Series A Common Securities, based upon their respective liquidation amounts. Within 60 days of the Redemption Date, the Property Trustee will select the Series A Trust Securities to be redeemed from among the outstanding Series A Trust Securities not previously called for redemption. The Property Trustee may use any method of selection that it deems to be fair and appropriate.

  Other Purchases of Series A QUIPS

    Edison International or its subsidiaries may purchase outstanding Series A QUIPS by tender, in the open market or by private agreement, subject to applicable laws, including United States federal securities laws.

Exchange of Series A QUIPS for Series A QUIDS

    Edison International will have the right at any time, in its sole discretion, to terminate the Trust. After the Trust has satisfied all liabilities to its creditors, as provided by law, the Property Trustee will distribute a Like Amount of Series A QUIDS to the holders of the Series A Trust Securities in exchange for all the outstanding Series A Trust Securities, in liquidation of the Trust. In this context, "Like Amount" means Series A QUIDS having an aggregate principal amount equal to the aggregate liquidation amount of all outstanding Series A Trust Securities.

    Edison International must use its best efforts to list the Series A QUIDS on the New York Stock Exchange or such other stock exchange or organization, if any, on which the Series A QUIPS are listed if an exchange distribution occurs.

  Exchange Procedures

    The Property Trustee will make the exchange distribution to holders of Series A QUIPS listed in the Trust's records at the close of business on the record date for the exchange distribution. If the Series A QUIPS are held in book-entry form, the record date will be one Business Day (as defined below) before the date that Edison International sets as the exchange distribution date (the "Exchange Date"). If the Series A QUIPS are not held in book-entry form, the record date will be the 15th day (whether or not a Business Day) before the Exchange Date.

    The Property Trustee will give you at least 30 days, but not more than 60 days, notice before the Exchange Date. The Property Trustee will give the notice of an Exchange Date in the manner described below under "--Notices."

    On the Exchange Date:

  . the Series A QUIPS will no longer be outstanding,

  . certificates representing a Like Amount of Series A QUIDS will be issued to holders of Series A QUIPS upon their surrender to the Property Agent or its agent for exchange,

  . any certificates representing Series A QUIPS that are not surrendered for exchange will be deemed to represent a Like Amount of Series A QUIDS (and until such certificates are surrendered for exchange, no payments of interest or principal on such Series A QUIDS will be made to the holders of those Series A QUIPS), and

  . the holders of Series A QUIPS will not have any further rights with respect to the Series A QUIPS, except the right to receive certificates representing Series A QUIDS upon surrender of their certificates as described above.

  Certain Tax Consequences

    Under current United States federal income tax law and interpretations and assuming, as we expect, that the Trust will not be classified as an association taxable as a corporation, you would not be taxed if the Property Trustee distributes the Series A QUIDS to you upon liquidation of the Trust. However, if a Tax Event were to occur and the Trust were subject to taxation on income received or accrued on the Series A QUIDS, you and the Trust could be taxed on that distribution. See "Material

United States Federal Income Tax Considerations--Distribution of Series A QUIDS to Holders of Series A QUIPS Upon Liquidation of the Trust" in this prospectus supplement.

Ranking

    The Series A QUIPS will rank equally with the Series A Common Securities. The Trust will make payments of distributions and the Redemption Price on the Series A QUIPS and the Series A Common Securities pro rata, based on the liquidation amounts of the Series A QUIPS and Series A Common Securities, except as follows. If a Subordinated Indenture Event of Default has occurred and has not been cured, the Trust will not make any payments on the Series A Common Securities until the Trust has paid in full or provided in full all unpaid amounts on the Series A QUIPS.

    If a Subordinated Indenture Event of Default occurs, the holders of the Series A Common Securities will be deemed to have waived all rights to act with respect to the related Trust Agreement Event of Default (as defined below) until all such Trust Agreement Events of Default have been cured, waived or eliminated. Until any such Trust Agreement Events of Default have been cured, waived or eliminated, the Property Trustee will act solely on your behalf (and not on behalf of the holders of the Series A Common Securities), and only you will have the right to direct the Property Trustee to act on your behalf.

Trust Agreement Events of Default

    The term "Trust Agreement Event of Default" means any of the following:

  . a Subordinated Indenture Event of Default occurs (see "Description of
    Debt Securities--Events of Default" in the accompanying prospectus),

  . the Property Trustee does not pay any distribution within 30 days of its due date, provided that no extension period is continuing,

  . the Property Trustee does not pay any Redemption Price on its due date,

  . the Securities Trustees remain in breach in a material respect of any term of the Trust Agreement for 90 days after the Securities Trustees receive notice of default stating the trustees are in breach. The notice must be sent by the holders of at least 25% in liquidation amount of the outstanding Series A QUIPS, or

  . the Property Trustee files for bankruptcy or certain other events in bankruptcy or insolvency occur and a successor Property Trustee is not appointed within 60 days.

    Within 90 days after learning of a Trust Agreement Event of Default, the Property Trustee will notify the holders of the Series A Trust Securities, the Regular Trustees and Edison International, unless the Trust Agreement Event of Default has been cured or waived.

    Edison International and the Regular Trustees must provide the Property Trustee with an annual certificate stating whether they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

    If a Trust Agreement Event of Default has occurred and has not been cured, the Series A QUIPS will have a preference in right of payment over the Series A Common Securities as discussed above. The holders of Series A Trust Securities are not entitled to accelerate the maturity of the Series A QUIPS upon a Trust Agreement Event of Default.

Enforcement Rights

    If a Subordinated Indenture Event of Default occurs, the holders of Series A QUIPS must rely on the Property Trustee, as the holder of the Series A QUIDS, to enforce its rights under the Series A QUIDS and the Subordinated Indenture against Edison International, subject to the following:

  Right of Direct Action

    If Edison International does not make full and timely payments on the Series A QUIDS, the Trust will not have funds available to make payments of distributions or other amounts due on the Series A QUIPS. In this event, a holder of Series A QUIPS may sue Edison International directly to collect its pro rata share of payments owed. Edison International may not amend the Subordinated Indenture to remove the right of any holder of Series A QUIPS to bring a direct action against Edison International without the prior written consent of all of the holders of Series A QUIPS. Edison International will be able to set-off any payment made to a holder of Series A QUIPS in connection with a direct action.

  Other Rights under the Subordinated Indenture

    The holders of 25% or more in liquidation amount of the outstanding Series A QUIPS may accelerate the maturity of the Series A QUIDS when a Subordinated Indenture Event of Default has occurred and has not been cured and neither the Subordinated Indenture Trustee nor the holders of the Series A QUIDS have exercised such acceleration rights. In addition, the holders of a majority in liquidation amount of the outstanding Series A QUIPS may cancel a declaration of acceleration of the Series A QUIDS and may waive specified Subordinated Indenture Events of Default. See "Description of Debt Securities--Remedies" in the accompanying prospectus.

Notices

    Notices to be given to holders of Series A QUIPS held in book-entry form will be given to DTC in accordance with its procedures. Notices to be given to holders of Series A QUIPS held in certificated form may be given by mail to their addresses set forth in the Trust's records.

Payment and Paying Agency

    If the Series A QUIPS are held in book-entry form, distributions will be paid to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates in accordance with its procedures. If the Series A QUIPS are issued in certificated form, distributions will be paid by check mailed to the address of the holder entitled to such payments, as such address appears in the Trust's records. The paying agent of the Trust (the "Paying Agent") will initially be the Property Trustee. Any Paying Agent may resign upon 30 days' written notice to the Regular Trustees and the Property Trustee. In such event, the Property Trustee will appoint a successor acceptable to the Regular Trustees to act as Paying Agent.

    Persons holding their Series A QUIPS in "Street Name" or indirectly through DTC should consult their banks or brokers for information on how they will receive payments. See "Book-Entry Issuance--"Street Name' and Other Indirect Holders" in this prospectus supplement.

    Any money paid to the Property Trustee or any Paying Agent for payments on the Series A QUIPS that remains unclaimed at the end of two years after the amount is due will be repaid to Edison International. After that two-year period, you may look only to Edison International for payment of those amounts.

    Business Day

    If any payment is due on a day that is not a Business Day, the payment will be made on the following Business Day (unless that Business Day is in a different calendar year, in which case the payment will be made on the preceding Business Day). Each payment made on the following or preceding Business Day will have the same force and effect as if made on the original payment due date. "Business Day" means any day other than a Saturday, a Sunday, a day on which banking institutions in New York City or Los Angeles, California are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Subordinated Indenture Trustee is closed for business.

    Record Date

    The Trust will pay distributions to holders of Series A QUIPS listed in the Trust's records on the record date for the payment. If the Series A QUIPS are held in book-entry form, the record date will be one Business Day before the relevant distribution date. If the Series A QUIPS are issued in certificated form, the record date will be the 15th day, whether or not a Business Day, before the relevant distribution date.

Registrar and Transfer Agent

    The Property Trustee will initially act as the Trust's agent for registering Series A QUIPS in the names of holders and transferring Series A QUIPS. The Property Trustee also will perform the role of maintaining the list of registered holders of Series A QUIPS. Holders will not be required to pay a service charge to transfer or exchange Series A QUIPS, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer.

                       DESCRIPTION OF THE SERIES A QUIDS

    This section describes the specific terms of the Series A QUIDS. This description supplements, and should be read together with, the description of the general terms and provisions of the Series A QUIDS set forth in the accompanying prospectus under the caption "Description of Debt Securities." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying prospectus and the Subordinated Indenture. We have filed a form of the Subordinated Indenture (including a form of supplemental indenture) as an exhibit to the Registration Statement of which the accompanying prospectus is a part.

General

    Edison International will issue Series A QUIDS in denominations that are integral multiples of $25 and in an aggregate principal amount of $515,464,000 ($592,783,600, if the Underwriters' overallotment option is exercised in full). The Trust will use the proceeds from the sale of the Series A QUIPS to purchase the Series A QUIDS. The Property Trustee will hold legal title to the Series A QUIDS in trust for the benefit of the holders of the Series A Trust Securities.

    The Subordinated Indenture will be qualified as an indenture under the Trust Indenture Act. The Subordinated Indenture Trustee will act as indenture trustee for the Series A QUIDS, in order to comply with the provisions of the Trust Indenture Act.

    The Series A QUIDS are not secured by any property or assets of Edison International. The Series A QUIDS will rank junior in priority of payment to specified existing and future debt and other liabilities of Edison International which are described below under "--Subordination."

Interest

    Interest will accrue on the Series A QUIPS from the date they are first issued at the annual rate of % of their principal amount. Unless deferred as described below, interest will be payable quarterly in arrears on August 31, November 30, February 28 and May 31 of each year (each, an "interest payment date"), beginning August 31, 1999. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

    Extension Periods

    As long as no Subordinated Indenture Event of Default has occurred and has not been cured, Edison International will have the right to defer the payment of interest on the Series A QUIDS as described in "Description of the Series A QUIPS--Distributions" in this prospectus supplement. During an extension period, the holders of Series A QUIDS will continue to accrue interest at the rate stated above, plus will accrue additional interest on each deferred
interest payment at the annual rate of    %, compounded quarterly, from the
corresponding interest payment date, to the extent permitted by law. Whenever we use the term "interest" with respect to the Series A QUIDS in this prospectus supplement, we are including any of this additional interest.

  Extension Period Restrictions

    During an extension period, Edison International and its subsidiaries may not take any of the following actions, except as described below:

  . declare or pay any dividend or other distribution on, redeem, purchase or acquire, or make a liquidation payment on any shares of Edison International's capital stock,

  . pay any amount on or repay, redeem or repurchase any debt securities issued by Edison International that rank equally with or junior to the Series A QUIDS, or

  . make any payments under any of Edison International's guarantees if such guarantee ranks equally with or junior to the Series A QUIDS and guarantees payments on any debt security of any of Edison
    International's subsidiaries.

    Notwithstanding the foregoing, Edison International may take any of the following actions during an extension period:

  . declare dividends in, or make any payment in, shares of common stock of Edison International,

  . purchase its common stock if related to the issuance of common stock under any of Edison International's benefit plans for its directors, officers or employees, or

  . declare a dividend in connection with any stockholder's rights plan, issue stock under such plan or repurchase any rights distributed pursuant to the plan.

  Extension Period Procedures

    Edison International will give the Property Trustee, the Regular Trustees and the Subordinated Indenture Trustee notice of its election to begin an extension period at least one Business Day before the earlier of:

  . the next distribution date for the Series A QUIPS, or

  . the date the Regular Trustees are required to give notice of the record date or the distribution date to (1) the New York Stock Exchange or other applicable self-regulatory organization or (2) the holders of the Series A QUIPS.

    The Subordinated Indenture Trustee must notify the holders of the Series A QUIDS in the manner described below in "--Notices" of Edison International's election to begin an extension period.

Stated Maturity

    The Series A QUIDS initially will have a stated maturity of    , 2029.
However, Edison International may shorten the stated maturity to a date on or
after    , 2014. You should expect that Edison International will exercise this option if, for example, a tax development occurs that prohibits Edison International from deducting interest payments on the Series A QUIDS unless the Series A QUIDS have a shorter maturity date.

    Edison International also will have the option to extend the stated
maturity to    , 2048, if:

  . Edison International is not in bankruptcy, insolvent or in liquidation,

  . Edison International is not in default on the payment of interest or principal on the Series A QUIDS,

  . the Trust is not in arrears on payments of distributions on the Series A
    QUIPS,

  . no deferred distributions are accumulated on the Series A QUIPS, and

  . the Series A QUIPS are rated at least BBB- by Standard & Poor's Ratings
    Services or Baa3 by Moody's Investors Services, Inc. or an equivalent rating by a successor rating agency.

    You should assume that Edison International will exercise its option to extend the stated maturity if Edison International is unable to refinance at a lower interest rate or it is in the interest of Edison International to defer the stated maturity of the Series A QUIDS.

    Procedures

    Edison International will give notice to the Subordinated Indenture Trustee of its selection of a new stated maturity at least 30 days, but not more than 60 days, prior to the effective date of the change. The Subordinated Indenture Trustee will give holders of Series A QUIDS notice of the new stated maturity promptly upon its receipt of the notice from Edison International. The Subordinated Indenture Trustee will give the notice in the manner described below under "--Notices."

Optional Redemption

    Edison International may redeem the Series A QUIDS, at its option, before their stated maturity as follows:

  . at any time on or after    , 2004, in whole or in part, provided that no
    partial redemption may occur during an extension period, and

  . at any time in whole, but not in part, within 90 days after a Tax Event or an Investment Company Act Event has occurred.

    Edison International will pay the Redemption Price on the redemption date to the holders of Series A QUIDS to be redeemed. In this context, "Redemption Price" means the aggregate principal amount of the Series A QUIDS to be redeemed, plus any accrued and unpaid interest on those securities to the redemption date.

    Tax Event

    "Tax Event" means that Edison International receives an opinion of counsel, experienced in such matters, that as a result of any Tax Change, there is more than an insubstantial risk that:

  . the Trust is, or will be within 90 days after the date of the opinion of counsel, subject to United States federal income tax with respect to income received or accrued on the Series A QUIDS,

  . interest payable by Edison International or original issue discount accruing on the Series A QUIDS is not, or within 90 days after the date of the opinion, will not be, deductible by Edison International, in whole or in part, for United States federal income tax purposes, or

  . the Trust is, or will be within 90 days after the date of the opinion, subject to more than a minimal amount of other taxes, duties or governmental charges.

    As used above, "Tax Change" means any of the following that are enacted, promulgated or announced on or after the date of this prospectus supplement:

  . amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of the United States, or

  . official administrative pronouncement or judicial decision interpreting or applying the laws or regulations stated above whether or not the pronouncement or decision is issued to or in connection with a proceeding involving Edison International or the Trust or is subject to review or appeal.

    Please see "Material United States Federal Income Tax Considerations-- Possible Tax Law Changes" in this prospectus supplement for a description of certain tax law developments that could result in a Tax Event.

    Investment Company Act Event

    "Investment Company Act Event" means that Edison International receives an opinion of counsel, experienced in such matters, that as a result of the occurrence of a change in law or regulation, or a written change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority effective on or after the date of this prospectus supplement, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

    Payment of Additional Sums

    If a Tax Event is continuing and Edison International does not elect to redeem the Series A QUIDS or liquidate the Trust, Edison International will pay additional amounts, if any, to the holders of the Series A QUIDS so that, notwithstanding any additional taxes, duties or charges imposed on the Trust because of a Tax Event, the Trust will have sufficient funds to pay the full amount of distributions due on the outstanding Series A Trust Securities.

    Redemption Procedures

    Edison International will give the holders of the Series A QUIDS at least 30 days, but not more than 60 days, notice before the redemption date, in the manner described below under "--Notices" in this prospectus supplement. In all other respects, the procedures for redeeming the Series A QUIDS will be similar to those for redeeming the Series A QUIPS. See "Description of the Series A QUIPS-- Redemption--Redemption Procedures" in this prospectus supplement.

    On the redemption date, interest will stop accruing on the Series A QUIDS called for redemption. However, if payment of the Redemption Price for any Series A QUIDS is not made, interest on those Series A QUIDS will continue to accrue to the date the Redemption Price is paid.

Exchange of Series A QUIPS for Series A QUIDS

    Edison International will have the right at any time to terminate the Trust. In such event, the Property Trustee will distribute the Series A QUIDS to the holders of the Series A Trust Securities in exchange for their securities. See "Description of the Series A QUIPS--Exchange of Series A QUIPS for Series A QUIDS" in this prospectus supplement for the terms and procedures relating to such an exchange.

Restrictions on Payments

    If any Series A QUIDS are outstanding, Edison International will be prohibited from taking specified actions described below if:

  . an event has occurred that constitutes a Subordinated Indenture Event of Default or, after notice or passage of time, or both, would constitute a Subordinated Indenture Event of Default, and Edison International has knowledge of such event but does not take reasonable steps to cure the default,

  . Edison International does not pay any amount due under the Series A
    QUIPS Guarantee relating to the Series A QUIPS, if the Series A QUIDS are held by the Trust, or

  . Edison International has given notice of its election to begin an extension period and has not rescinded such notice, or any extension period is continuing.

    In such event, Edison International may not take any of the following actions, except as described below:

  . declare or pay any dividend or other distribution on, redeem, purchase or acquire, or make a liquidation payment on any shares of Edison International's capital stock,

  . pay any amount on or repay, redeem or repurchase any debt securities issued by Edison International that rank equally with or junior to the Series A QUIDS, or

  . make any payments under any of Edison International's guarantees if such guarantee ranks equally with or junior to the Series A QUIDS and guarantees payments on any debt securities of any of Edison
    International's subsidiaries.

    Notwithstanding the foregoing, Edison International may:

  . declare dividends in, or make any payment in, shares of common stock of Edison International,

  . purchase its common stock if related to the issuance of common stock under any of Edison International's benefit plans for its directors, officers or employees,

  . declare a dividend in connection with any stockholder's rights plan, issue stock under such plan or repurchase any rights distributed pursuant to the plan, or

  . make payments under the Series A QUIPS Guarantee or any other Preferred
    Securities Guarantee (as defined in the accompanying prospectus).

Consolidation, Merger and Conveyance of Assets as an Entirety

    Edison International is required to satisfy the conditions described under "Description of Debt Securities--Consolidation, Merger and Conveyance of Assets as an Entirety" in the accompanying prospectus, in order to consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any entity. In addition to these conditions, the successor entity must assume all of Edison International's obligations with respect to the Series A QUIPS Guarantee and Expense Agreement, and such transaction must be permitted under, and not give rise to any violation of, the Trust Agreement or the Series A QUIPS Guarantee.

Modification of Subordinated Indenture

    The Subordinated Indenture may be modified, amended or supplemented under the circumstances described under "Description of Debt Securities--Modification of Indenture" in the accompanying prospectus. However, any amendment that adversely affects the holders of the Series A QUIPS in any material respect, as well as any termination of the Subordinated Indenture and any waiver of a Subordinated Indenture Event of Default, will require the consent of the holders of a majority in liquidation amount of the Series A QUIPS.

Subordination

    The Series A QUIDS are subordinated securities and, as a result, the payment of principal, interest and any other amount on the Series A QUIDS is subordinated in right of payment to the prior payment in full of all of Edison International's Senior Debt. This means that in certain circumstances where Edison International may not be making payments on all of its debt obligations as they come due, the holders of all of Edison International's Senior Debt will be entitled to receive payment in full of all amounts that are due or will become due on the Senior Debt before holders of Series A QUIDS will be entitled to receive any amounts on the Series A QUIDS. These circumstances include:

  . Edison International makes a payment or distributes assets to creditors upon any liquidation, dissolution, winding up or reorganization of Edison International, or as part of an assignment or marshalling of Edison International's assets for the benefit of its creditors,

  . Edison International files for bankruptcy or certain other events in bankruptcy, insolvency or similar proceedings occur, or

  . the maturity of the Series A QUIDS is accelerated. (For example, the entire principal amount of the Series A QUIDS may be declared to be due and immediately payable or may be automatically accelerated due to a Subordinated Indenture Event of Default as described under "'Description of Debt Securities--Events of Default" in the accompanying prospectus.)

    In addition, Edison International is not permitted to make payments of principal, any interest or any other amounts on the Series A QUIDS if it defaults in its obligation to make payments on Senior Debt and does not cure such default, if an event of default that permits the holders of Senior Debt to accelerate the maturity of the Senior Debt occurs, or if any judicial proceeding is pending with respect to any of these defaults.

    These subordination provisions mean that if Edison International is insolvent, a holder of Edison International's Senior Debt may ultimately receive out of Edison International's assets more than a holder of Series A QUIDS.

    In this context, "Senior Debt" means the principal, any premium and interest on all of Edison International's indebtedness (including indebtedness of others that Edison International guarantees), whether such indebtedness exists now or is created, incurred or assumed by Edison International after the date of this prospectus supplement, that:

  . is for money Edison International borrows,

  . is a letter of credit, bankers' acceptance or similar obligation of Edison International,

  . is evidenced by a note or similar instrument that Edison International has given when it acquired any business, property or assets,

  . is issued or assumed by Edison International as the deferred purchase price of property or services (other than trade accounts payable or accrued liabilities arising in the ordinary course of Edison
    International's business), or

  . Edison International owes as a lessee under the leases that generally accepted accounting principles require Edison International to capitalize on its balance sheet or leases made as part of any sale and leaseback transaction it engages in.

    Senior Debt also includes any amendment, renewal, replacement, extension, modification or refunding of any indebtedness that itself was Senior Debt. However, Senior Debt does not include indebtedness:

  . that expressly states in the instrument creating or evidencing it that it does not rank senior in right of payment to the Series A QUIDS or to any other indebtedness of Edison International that ranks equally with or junior to the Series A QUIDS,

  . that is without recourse to Edison International at the time such debt was incurred (without respect to any election under Section 1111(b) of the Bankruptcy Code),

  . to any of Edison International's subsidiaries, or

  . to any of Edison International's employees not incurred in the ordinary course of business.

    Senior Debt does not include the Series A QUIDS.

    Because Edison International is a holding company, Edison International's right to participate in any asset distribution of any of its subsidiaries, on liquidation, reorganization or otherwise, will rank junior to rights of all creditors of that subsidiary (except to the extent that Edison International may itself be a creditor of that subsidiary). The rights of holders of Series A QUIDS to benefit from those distributions will also be junior to those prior claims. Consequently, the Series A QUIDS will be effectively subordinated to all liabilities of Edison International's subsidiaries. A holder of Series A QUIDS should look only to the assets of Edison International for payments on the Series A QUIDS.

    At March 31, 1999, Edison International had total liabilities of approximately $21.217 billion. Of this amount, approximately $6.770 billion would be Senior Debt of Edison International or liabilities of its subsidiaries that would effectively rank senior to the Series A QUIDS. During the second quarter of 1999, Edison International's subsidiaries issued the following additional Senior Debt:

    .$300 million of 6.65% notes due 2029 in April 1999
    .$120 million of 6.0% preferred securities in May 1999
    .$600 million of 7.73% senior notes due 2009 in June 1999

    The Series A QUIDS, the Subordinated Indenture and the Series A QUIPS Guarantee do not limit Edison International's or any of its subsidiaries' ability to incur additional indebtedness, including indebtedness that ranks senior to the Series A QUIDS and the Series A QUIPS Guarantee. We expect that Edison International and its subsidiaries may incur substantial additional amounts of indebtedness in the future.

Satisfaction and Discharge

    The Subordinated Indenture will cease to be of further effect, and Edison International will be deemed to have satisfied and discharged all of its obligations under the Subordinated Indenture, except as noted below, when:

  . all outstanding Series A QUIDS have become due or will become due within one year at their stated maturity or on a Redemption Date, and

  . Edison International deposits with the Indenture Trustee, in trust, funds and/or government obligations that are sufficient to pay and discharge all remaining indebtedness on the outstanding Series A QUIDS.

    Edison International will remain obligated to pay all other amounts due under to the Subordinated Indenture and to take certain ministerial tasks as described in the Subordinated Indenture.

Payments

    Edison International will pay interest to the direct holders of Series A QUIDS listed in Edison International's records at the close of business on the record date, as discussed below, in advance of each interest payment date. If the Series A QUIDS are distributed in exchange for the Series A QUIPS, Edison International will make payments on the Series A QUIDS in accordance with procedures similar to those described under "Description of the Series A QUIPS--Payment and Paying Agents" in this prospectus supplement.

    Any money paid to the Subordinated Indenture Trustee or any paying agent, or held in trust by Edison International, for payments on any Series A QUIDS, that remains unclaimed at the end of two years after the amount is due will be repaid to Edison International. After that two-year period, a holder of Series A QUIDS may look only to Edison International for payment of those amounts.

    Business Day

    If any payment is due on a day that is not a Business Day, the payment will be made on the following Business Day unless that Business Day is in a different calendar year, in which case the payment will be made on the preceding Business Day. Each payment made on the following or preceding Business Day will have the same force and effect as if made on the original payment due date.

    Record Date

    If the Series A QUIDS are held in book-entry form, the record date will be one Business Day before the relevant interest payment date. If the Series A QUIDS are held in certificated form, the record date will be the 15th day, whether or not a Business Day, before the relevant interest payment date.

Notices

    Notices to be given to holders of Series A QUIDS held in certificated form may be given by mail to their addresses as set forth in Edison International's records. Notices to be given to holders of Series A QUIDS held in book-entry form will be given to DTC in accordance with its procedures.

                              BOOK-ENTRY ISSUANCE

"Street Name" and Other Indirect Holders

    Investors who hold Series A QUIPS in accounts at banks or brokers will generally not be recognized by the Trust as legal holders of Series A QUIPS. This is called holding in "Street Name." Instead, the Trust would recognize only the bank or broker that directly holds, or the financial institution the bank or broker uses to hold, its Series A QUIPS. These intermediary banks, brokers and other financial institutions pass along distributions and other payments on the Series A QUIPS, either because they agree to do so in their customer agreements or because they are legally required to. If you hold Series A QUIPS in "Street Name," you should check with your own institution to find out:

  . how it handles securities payments and notices,

  . whether it imposes fees or charges,

  . how it would handle voting if ever required,

  . whether and how you can instruct it to send you Series A QUIPS registered in your own name so you can be a direct holder as described below, and

  . how it would pursue rights under the Series A QUIPS if there were a default or other event triggering the need for holders to act to protect their interests.

Direct Holders

    The Trust's obligations, as well as the obligations of Edison International, the Securities Trustees and those of any third parties employed by the Trust, Edison International or the Securities Trustees, run only to individuals, corporations or other entities who are registered as holders of Series A QUIPS. As noted above, the Trust does not have obligations to you if you hold in "Street Name" or other indirect means, either because you choose to hold Series A QUIPS in that manner or because the Series A QUIPS are issued in the form of global securities as described below. For example, once the Trust makes payment to the registered holder, the Trust has no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a "Street Name" customer but does not do so.

Global Securities

    What is a Global Security?

    The Series A QUIPS will be issued in the form of global securities, and, therefore, the ultimate beneficial owners can only be indirect holders. The Trust does this by requiring that the global security be registered in the name of DTC or its nominee and by requiring that the Series A QUIPS included in the global security not be transferred in the name of any other direct holder unless the special circumstances described below occur. Any person wishing to own Series A QUIPS must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with DTC.

    Special Investor Considerations for Global Securities

    As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of DTC, as the well as general laws relating to securities transfers. The Trust does not recognize this type of investor as a holder of Series A QUIPS and instead deals only with DTC or its nominee. See "--The DTC System" below.

    An investor should be aware that because Series A QUIPS are issued only in the form of global securities:

  . the investor cannot get Series A QUIPS registered in his or her own name,

  . the investor cannot receive physical certificates for his or her interest in the Series A QUIPS,

  . the investor will be a "Street Name" holder and must look to his or her own bank or broker for payments on the Series A QUIPS and protection of his or her legal rights relating to the Series A QUIPS (see "--"Street Name' and Other Indirect Holders" above),

  . the investor may not be able to sell interests in the Series A QUIPS to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates,

  . DTC's policies will govern payments, transfers, exchange and other matters relating to the investor's interest in the global security (see "--The DTC System" below; the Trust, Edison International and the Securities Trustees have no responsibility for any aspect of DTC's actions or for its records of ownership interests in the global security, nor do they supervise DTC in any way), and

  . payment for purchases and sales in the market for corporate bonds and notes is generally made in next-day funds. In contrast, DTC will usually require that interests in a global security be purchased or sold within its system using same-day funds. This difference could have some effect on how global security interests trade, but neither Edison International nor the Trust knows what that effect will be.

    Special Situations When Global Security Will Be Terminated

    In a few special situations, the global security will terminate and interests in it will be exchanged for physical certificates representing Series A QUIPS. After that exchange, the choice of whether to hold Series A QUIPS directly or in "Street Name" will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in Series A QUIPS transferred to their own name, so that they will be direct holders. The rights of "Street Name" investors and direct holders in the Series A QUIPS are described above under "--"Street Name' and Other Indirect Holders" and "-- Direct Holders."

    The special situations for termination of a global security are:

  . DTC notifies Edison International or the Trust that it is unwilling, unable or no longer qualified to continue as the depositary for the Series A QUIPS,

  . Edison International in its sole discretion determines that the global security will be exchangeable for certificated Series A QUIPS, or

  . a Trust Agreement Event of Default has occurred and has not been cured and the holders of a majority in liquidation amount of the outstanding Series A QUIPS determine that the global security will be exchangeable for certificated Series A QUIPS.

    When a global security terminates, DTC (and not the Trust, Edison International or the Securities Trustees) is responsible for deciding the names of the institutions that will be the initial direct holders.

The DTC System

    DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations (the "Participants"). DTC also facilitates the clearance and settlement between Participants of transactions of securities deposited with DTC through changes in the account records of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. The Underwriters are Participants of the DTC System. Access to DTC's system is also available to other entities such as securities brokers and dealers, banks and trust companies that work through a Participant (the "Indirect Participants").

    When you purchase Series A QUIPS through the DTC system, the purchases must be made by or through a Participant, who will receive credit for the Series A QUIPS on DTC's records. Since you actually own the Series A QUIPS, you are the beneficial owner and your ownership interest will only be recorded on the Participants' or Indirect Participants' records. DTC has no knowledge of your individual ownership of the Series A QUIPS. DTC's records only show the identity of the Participants and the amount of the Series A QUIPS held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic statement directly from DTC. You will receive these from your Participant or Indirect Participant. Thus the Participants or Indirect Participants are responsible for keeping accurate account of the holdings of their customers like you.

    Any redemption notices will be sent by Edison International and the Trust directly to DTC, who will in turn inform the Participants, who will then contact you as a beneficial holder. If less than all of the Series A QUIPS are being redeemed, DTC's current practice is to choose by lot the amount of the interest of each Participant to be redeemed. The Participant will then use an appropriate method to allocate the redemption price among its beneficial holders like you.

    It is DTC's current practice, upon receipt of any payment of distributions or liquidation amount, to credit Participants' accounts on the payment date based on their holdings of beneficial interests in the global securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Participants whose accounts are credited with Series A QUIPS on a record date, by using an omnibus proxy. Payments by Participants to owners of beneficial interests in the global securities, and voting by Participants, will be based on the customary practices between the Participants and owners of beneficial interests, as is the case with the Series A QUIPS held for the account of customers registered in "Street Name." However, payments will be the responsibility of the Participants and not of DTC, the Securities Trustees, the Trust or Edison International.

    We have obtained the information concerning DTC and DTC's book-entry system from sources that we believe to be accurate, but we are not responsible for the accuracy of this information. In addition, we are not responsible for the performance by DTC, its Participants or any Indirect Participants of any of their obligations.

Registration of Series A QUIDS

    The Series A QUIDS initially will be issued in certificated form and registered in the name of the Property Trustee. If in the future the Series A QUIDS are distributed to the holders of Series A QUIPS in exchange for the Series A QUIPS and at that time the Series A QUIPS are represented by a global security, the Series A QUIDS would also be represented by a global security. In this event, we expect that the book-entry arrangements applicable to the Series A QUIPS would be similar to those applicable to the Series A QUIDS.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

    In the opinion of Latham & Watkins, counsel to Edison International and the Trust, the following is a summary of the material U.S. federal income tax consequences relating to the purchase, ownership and disposition of Series A QUIPS. This summary only addresses the tax consequences to a person that acquires Series A QUIPS on their original issue date at their original offering price and that is a United States Holder. A "United States Holder" is:

  . an individual citizen or resident of the United States,

  . a corporation organized under the laws of the United States, any state or the District of Columbia,

  . an estate the income of which is subject to U.S. federal income tax without regard to its source, or

  . a trust if a U.S. court is able to exercise primary supervision over administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust.

    This summary does not purport to deal with all aspects of taxation that may be relevant to a holder in light of its personal investments or tax circumstances, or to holders who receive special treatment under the federal income tax laws, including, without limitation:

  . persons that are not United States Holders, except as described below under "--Non-United States Holders,"

  . financial institutions,

  . insurance companies,

  . regulated investment companies,

  . real estate investment trusts,

  . tax exempt organizations,

  . broker-dealers,

  . persons that will hold Series A QUIPS as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for U.S. federal income tax purposes,

  . persons whose functional currency is not the U.S. dollar, or

  . persons that do not hold Series A QUIPS as capital assets.

    This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. These changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly having an adverse affect on a beneficial owner of Series A QUIPS.

    The authorities on which this summary is based are subject to various interpretations, and it is possible that the U.S. federal income tax treatment of the purchase, ownership and disposition of Series A QUIPS may differ from the treatment described below.

    You are advised to consult with your own tax advisors in light of your own particular circumstances as to the U.S. federal tax consequences of the purchase, ownership and disposition of Series A QUIPS, as well as the effect of any state, local or foreign tax laws and potential changes in applicable tax laws.

Classification of the Series A QUIDS and the Trust

    Edison International, the Trust and the holders of the Series A QUIPS (by the acceptance of a beneficial interest in a Series A QUIPS) have agreed to treat the Series A QUIDS as indebtedness for all United States tax purposes and the Series A QUIPS as evidence of an indirect beneficial ownership interest in the Series A QUIDS. Given such treatment and assuming full compliance with the terms of the Trust Agreement, the Indenture and certain other documents, the Trust will be treated as a "grantor trust" and not as an association taxable as a corporation and the Series A QUIDS will be treated as indebtedness for U.S. federal income tax purposes. As a result, each beneficial owner of Series A QUIPS will be required to include in its gross income its pro rata share of the interest income, including original issue discount ("OID"), paid or accrued with respect to the Series A QUIDS, whether or not cash is actually distributed to the holders. See "--Interest Income and Original Issue Discount" below.

Interest Income and Original Issue Discount

    Under Treasury regulations applicable to debt instruments issued on or after August 13, 1996, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether such debt instrument is issued with OID. As a result of terms and conditions of the Series A QUIDS that prohibit certain payments with respect to Edison International's capital stock and indebtedness if Edison International elects to extend interest payment periods, Edison International believes that the likelihood of its exercising its option to defer payments is remote. See "Description of the Series A QUIPS--Distributions." Based on the foregoing, Edison International believes that the Series A QUIDS will not be considered to be issued with OID at the time of their original issuance. Accordingly, the following discussion assumes that unless and until Edison International exercises its option to defer any payment of interest, the Series A QUIDS will not be treated as issued with OID.

    Under the Treasury regulations, if Edison International exercises its option to defer any payment of interest, the Series A QUIDS would at that time be treated as issued with OID, and all stated interest on the Series A QUIDS would thereafter be treated as OID as long as the Series A QUIDS remained outstanding. In this event, all of a holder's taxable interest income with respect to the Series A QUIDS would be accounted for as OID on an economic accrual basis regardless of such holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder would be required to include OID in gross income even though Edison International would not make any actual cash payments during an Extension Period.

    The Regulations have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to the interpretation described above.

    Because income on the Series A QUIPS will constitute interest or OID, corporate United States Holders of the Series A QUIPS will not be entitled to a dividends-received deduction with respect to any income taken into account with respect to the Series A QUIPS.

    Subsequent uses of the term "interest" in this summary include income in the form of OID.

Distribution of Series A QUIDS to Holders of Series A QUIPS Upon Liquidation of the Trust

    A distribution by the Trust of the Series A QUIDS as described under the caption "Description of the Series A QUIPS--Exchange of Series A QUIPS for Series A QUIDS" will be nontaxable. This distribution will result in the holder of Series A QUIPS receiving directly its pro rata share of the Series A QUIDS, with a holding period and aggregate tax basis equal to the aggregate tax basis the holder had in its Series A QUIPS before the distribution.

    If, however, the liquidation of the Trust were to occur because the Trust is subject to U.S. federal income tax with respect to income accrued or received on the Series A QUIDS, the distribution of Series A QUIDS to a holder of Series A QUIPS would be a taxable event to the Trust and each holder of Series A QUIPS, and each such holder would recognize gain or loss as if the holder had exchanged its Series A QUIPS for the Series A QUIDS upon liquidation of the Trust. A holder of Series A QUIPS will include interest in income in respect of Series A QUIDS received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

Sale or Redemption of Series A QUIPS

    A holder that sells Series A QUIPS, including through a redemption for cash, will recognize gain or loss equal to the difference between such holder's adjusted tax basis in the Series A QUIPS and the amount realized on the sale of such Series A QUIPS. Assuming that Edison International does not defer interest payments on the Series A QUIDS, a holder's adjusted tax basis in the Series A QUIPS generally will be its initial purchase price. If the Series A QUIDS are deemed to be issued with OID as a result of Edison International's deferral of interest payments, a holder's adjusted tax basis in the Series A QUIPS generally will be its initial purchase price, increased by OID previously includible in such United States Holder's gross income to the date of disposition and decreased by distributions or other payments received on the Series A QUIPS from, and including, the date of the first Extension Period.

    This gain or loss generally will be a capital gain or loss, except to the extent any amount realized is treated as a payment of accrued interest with respect to such holder's pro rata share of the Series A QUIDS required to be included in income, and generally will be long-term capital gain or loss if the Series A QUIPS have been held for more than one year. Long-term capital gain of a non-corporate holder is generally subject to a maximum tax rate of 20%.

    If Edison International defers any interest payment on the Series A QUIDS, the Series A QUIPS may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the Series A QUIDS. A holder who sells its Series A QUIPS between record dates for payments of distributions will be required to include accrued but unpaid interest on the Series A QUIDS through the date of disposition as ordinary income and to add the amount of the accrued but unpaid interest to its adjusted tax basis in the Series A QUIPS. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, a holder cannot offset ordinary income against capital losses for U.S. federal income tax purposes.

Backup Withholding Tax and Information Reporting for United States Holders

    The amount of interest income paid and OID accrued on the Series A QUIPS held of record by United States Holders, other than corporations and other exempt United States Holders, will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to a non-exempt United States Holder unless the United States Holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

    Payment of the proceeds from the disposition of Series A QUIPS to or through the U.S. office of a broker is subject to information reporting and backup withholding unless the holder establishes an exemption from information reporting and backup withholding.

    Any amounts withheld from a holder under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability, provided the required information is furnished to the IRS.

    It is anticipated that income on the Series A QUIPS will be reported to holders on Form 1099, and mailed to holders of the Series A QUIPS by January 31 following each calendar year.

Possible Tax Law Changes

    You should be aware that legislation has been proposed by the Clinton Administration in the past that, if enacted, would have denied an interest expense deduction to issuers of instruments such as the Series A QUIDS. While legislation of that kind is not currently pending, we can give no assurance that similar legislation will not ultimately be enacted into law, or that other developments will not occur on or after the date of this prospectus supplement that would adversely affect the tax treatment of the Series A QUIDS or the Trust. Changes of that kind also could give rise to a Tax Event.

Non-United States Holders

    A "Non-United States Holder" is a person who is not a United States Holder. Please note that if you pay federal income tax on a net basis on income or gain with respect to the Series A QUIPS because such income or gain is effectively connected with the conduct of a United States trade or business, this disclosure does not cover the United States federal tax rules that apply to you.

    Payments by the Trust to any holder of Series A QUIPS who or which is a Non-United States Holder will generally not be subject to U.S. federal income tax or withholding tax, provided that:

   (1) the beneficial owner of the Series A QUIPS does not actually or constructively own 10 percent or more of the total combined voting power of all classes of voting stock of Edison International,

   (2) the beneficial owner of the Series A QUIPS is not a controlled foreign corporation that is related to Edison International through stock ownership, and

   (3) either (A) the beneficial owner of the Series A QUIPS certifies to the Trust, under penalty of perjury, that it is not a United States Holder and provides its name and address on a Form W-8 or suitable substitute form, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business, and holds the Series A QUIPS in such capacity, certifies to the Trust, under penalty of perjury, that it has received such statement from the beneficial owner or from another entity described in B between it and the beneficial owner and furnishes the Trust with a copy thereof.

    A Non-United States Holder of a Series A QUIPS will generally not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, redemption, retirement, or other disposition of a Series A QUIPS (other than gain attributable to accrued interest, which is addressed in the preceding paragraph) unless:

   (1) the Non-United States Holder is an individual who is present in the U.S. for 183 days or more during the taxable year and meets certain other conditions; or

   (2) the Non-United States Holder is subject to tax under provisions of U.S. tax law applicable to U.S. expatriates, including former citizens or residents of the United States.

    Treasury regulations that are generally effective with respect to payments after December 31, 2000, would provide alternative methods for satisfying the certification requirement described in clauses (3)(A) and (3)(B) above. Such regulations also would require, in the case of Series A QUIPS held by a foreign partnership, that:

  . the certification described in clause (3) above be provided by the partners rather than by the foreign partnership, and

  . the partnership provides certain information, including a U.S. taxpayer identification number.

    A look-through rule would apply in the case of tiered partnerships.

Backup Withholding and Information Reporting for Non-United States Holders

    If a Non-United States Holder receives payments of interest or principal directly from us or through the United States office of a custodian, nominee, agent or broker, there is the possibility that both backup withholding at a rate of 31% and information reporting will apply to such payments. With respect to interest payments made on the Series A QUIPS, however, backup withholding and information reporting will not apply if you certify, generally on a Form W-8 or substitute form, that you are not a United States person for United States federal income tax purposes.

    Moreover, backup withholding or information reporting generally will not apply to proceeds received on the sale, exchange, redemption, or other disposition of the Series A QUIPS, if a Non-United States Holders properly provides, generally on Form W-8 or a substitute form, a statement that he or she is an "exempt foreign person" for purposes of the broker reporting rules and other required information. If a Non-United States Holder is not required to pay United States federal income or withholding tax on the sale or other disposition of the Series A QUIPS, as described above under "Non-United States Holders," he or she will generally qualify as an "exempt foreign person" for purposes of the broker reporting rules.

    If payments of principal and interest are made to a Non-United States Holder outside the United States by or through the foreign office of its foreign custodian, nominee or other agent, or if such Non-United States Holder receives the proceeds of the sale of the Series A QUIPS through a foreign office of a "broker," as defined in the pertinent Treasury regulations, backup withholding or information reporting will generally not apply to such payments. Backup withholding and information reporting will apply, however, if the foreign custodian, nominee, agent or broker has actual knowledge or reason to know that the payee is a United States person. Information reporting, but not backup withholding, will apply to payments if the payment is made by a foreign office of a custodian, nominee, agent or broker that is a United States person or a controlled foreign corporation for United States federal income tax purposes, or that derives 50% or more of its gross income from the conduct of a United States trade or business for a specified three year period, unless the broker has in its records documentary evidence that you are a Non-United States Holder and other conditions specified in the Code are met.

    Any amounts withheld under the backup withholding rules may be refunded or credited against the Non-United States Holder's United States federal income tax liability, provided the required information is furnished to the IRS.

New Backup Withholding Regulations

    New regulations relating to withholding tax on income paid to foreign persons will generally be effective for payments made after December 31, 2000, subject to some transition rules. The new withholding regulations modify and, in general, unify the way in which a Non-United States Holder establishes its status as a Non-United States "beneficial owner" eligible for withholding exemptions including the portfolio interest exemption, a reduced treaty rate or an exemption from backup withholding. For example, the new regulations will require new forms, which you will generally have to provide earlier than you would have had to provide replacements for expiring existing forms.

    The new withholding regulations clarify withholding agents' reliance standards. They also require additional certifications for claiming treaty benefits. The new withholding regulations also provide somewhat different procedures for foreign intermediaries and flow-through entities, such as foreign partnerships, to claim the benefit of applicable exemptions on behalf of non-United States beneficial owners for which or for whom they receive payments. The new withholding regulations also amend the foreign broker office definition as it applies to partnerships.

    When a Non-United States Holder purchases the Series A QUIPS, he or she will be required to submit certification that complies with the temporary Treasury regulations in order to obtain an available exemption from or reduction in withholding tax. The new withholding regulations provide that certifications satisfying the requirements of the new withholding regulations will be deemed to satisfy the requirement of the Treasury regulations now in effect. In any case, the Non-United States Holder must provide certifications that comply with the provisions of the new withholding regulations, where required, not later than December 31, 2000, if the United States Holder remains as a holder on such date, unless the Non-United States Holder receives payments on the Series A QUIPS through a qualified intermediary, as defined in the new withholding regulations, that has provided a proper certification on the Non-United States Holder's behalf. If the Non-United States Holder is claiming a benefit under an income tax treaty and not relying on the portfolio interest exemption, such holder should be aware that he or she may be required to obtain a taxpayer identification number and to certify your eligibility under the applicable treaty's limitations on benefits article in order to comply with the new withholding regulations' certification requirements.

    The new withholding regulations are complex and this summary does not completely describe them. Please consult your tax advisor to determine how the new withholding regulations will affect your particular circumstances.

                                  UNDERWRITING

    Edison International, the Trust and the underwriters for the offering (the "Underwriters") named below have entered into an underwriting agreement with respect to the Series A QUIPS being offered. Subject to certain conditions, each Underwriter has severally agreed to purchase the number of Series A QUIPS indicated in the following table. Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated, Prudential Securities Incorporated and Salomon Smith Barney Inc. are the representatives of the Underwriters.

                                                                    Number of
      Underwriter                                                 Series A QUIPS
      -----------                                                 --------------
      Goldman, Sachs & Co........................................
      A.G. Edwards & Sons, Inc. .................................
      Lehman Brothers Inc. ......................................
      Merrill Lynch, Pierce, Fenner & Smith
            Incorporated.........................................
      Morgan Stanley & Co. Incorporated..........................
      PaineWebber Incorporated...................................
      Prudential Securities Incorporated.........................
      Salomon Smith Barney Inc. .................................
                                                                       ---
        Total....................................................
                                                                       ===

    If the Underwriters sell more Series A QUIPS than the total number set forth in the table above, the Underwriters have an option to buy up to an additional 3,000,000 Series A QUIPS from the Trust to cover such sales. They may exercise that option for 30 days. If any Series A QUIPS are purchased pursuant to this option, the Underwriters will severally purchase Series A QUIPS in approximately the same proportion as set forth in the table above.

    Because the Trust will invest the proceeds from the sale of the Series A QUIPS in the Series A QUIDS issued by Edison International, the underwriting agreement provides that Edison International will pay underwriting commissions to the Underwriters, as compensation. The following table shows the per Series A QUIPS and total underwriting commissions to be paid to the Underwriters by Edison International. Such amounts are shown assuming both no exercise and full exercise of the Underwriters' option to purchase 3,000,000 additional Series A QUIPS.

                                                                Paid by
                                                         Edison International
                                                       -------------------------
                                                       No Exercise Full Exercise
                                                       ----------- -------------
Per Series A QUIPS....................................    $            $
Total.................................................    $            $

    The Underwriters propose to offer the Series A QUIPS to the public initially at the initial public offering price set forth on the cover page of this prospectus supplement. Any Series A QUIPS sold by the Underwriters to securities dealers may be sold at a discount of up to $ per Series A QUIPS from the initial public offering price. Any of those securities dealers may resell the Series A QUIPS they purchase from the Underwriters to other brokers and dealers at a discount of up to $ per Series A QUIPS from the initial public offering price. If all the Series A QUIPS are not sold at the initial public offering price, the representatives of the Underwriters may change the offering price and other selling terms.

    Edison International and the Trust have agreed with the Underwriters, during the period beginning from the date of the underwriting agreement and continuing to and including the earlier of

(i) the termination of trading restrictions on the Series A QUIPS, as determined by the representatives of the Underwriters, and (ii) 30 days after the last Time of Delivery (as defined in the underwriting agreement), not to offer, sell, contract to sell or otherwise dispose of any preferred securities, any other beneficial interests in the assets of any trust, or any preferred securities or any other securities of any trust or Edison International, as the case may be, that are substantially similar to the Series A QUIPS (including any guarantee of such securities) or any securities that are convertible into or exchangeable for, or that represent the right to receive, preferred securities or any such substantially similar securities of any trust or Edison International, or any debt securities of Edison International (other than the Series A QUIPS) which mature more than one year after such Time of Delivery and which are substantially similar to the Series A QUIPS, without the prior written consent of the representatives of the Underwriters.

    Prior to this offering, there has been no public market for the Series A QUIPS. Edison International and the Trust have applied for listing the Series A QUIPS on the New York Stock Exchange. If approved, trading in the Series A QUIPS on the New York Stock Exchange is expected to begin within the 30-day period after the initial delivery of the Series A QUIPS. In order to meet one of the requirements for listing the Series A QUIPS, the Underwriters have undertaken to sell the Series A QUIPS to a minimum of 400 beneficial owners. The representatives of the Underwriters have advised Edison International and the Trust that they intend to make a market in the Series A QUIPS prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series A QUIPS.

    In connection with the offering, the Underwriters may purchase and sell the Series A QUIPS in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the Underwriters of a greater number of Series A QUIPS than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Series A QUIPS while the offering is in progress.

    The Underwriters also may impose a penalty bid. This occurs when a particular Underwriter repays to the Underwriters a portion of the underwriting commissions received by it because the Underwriters have repurchased Series A QUIPS sold by or for the account of such Underwriter in stabilizing or short covering transactions.

    These activities by the Underwriters may stabilize, maintain or otherwise affect the market place of the Series A QUIPS. As a result, the price of the Series A QUIPS may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

    Edison International estimates that its share of the total expenses of this offering, excluding underwriting discounts and commissions, will be
approximately $    .

    Edison International and the Trust have agreed to indemnify the several Underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to amounts paid by the Underwriters if the indemnification provided is unavailable or insufficient.

    Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to Edison International and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

    VALIDITY OF SERIES A QUIPS, SERIES A QUIDS AND SERIES A QUIPS GUARANTEE

    Matters of Delaware law relating to the validity of the Series A QUIPS will be passed upon on behalf of Edison International and the Trust by Richards, Layton & Finger P.A., Wilmington, Delaware, special Delaware counsel to Edison International and the Trust. The validity of the Series A QUIDS and the Series A QUIPS Guarantee will be passed upon on behalf of Edison International by Kenneth S. Stewart, Assistant General Counsel of Edison International. Latham & Watkins, Los Angeles, California will pass upon matters relating to United States federal income tax considerations. Certain legal matters will be passed upon for the Underwriters by Cleary, Gottlieb, Steen & Hamilton, New York, New York.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                Subject to Completion, Dated July 13, 1999

PROSPECTUS

                       [LOGO OF EDISON INTERNATIONAL(SM)]

                                 $2,500,000,000

                              Edison International
         Debt Securities, Common Stock, Preferred Stock and Guarantees

                                  EIX Trust I
                                 EIX Trust II
                                 EIX Trust III

            Preferred Securities Guaranteed by Edison International

                                 ------------

  We may offer and sell the securities from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

  Each time we sell securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any supplement before you invest in any of our securities.

Edison International

  Edison International may offer and sell the following securities:

  . debt securities

  . common stock

  . preferred stock

  . guarantees of preferred securities

The Trusts

  EIX Trust I, EIX Trust II and EIX Trust III may offer and sell preferred securities, guaranteed by Edison International.

                                 ------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is     , 1999.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
About This Prospectus.....................................................   3
Forward-Looking Statements................................................   3
Where You Can Find More Information.......................................   4
Edison International......................................................   5
The Trusts................................................................   6
Use of Proceeds...........................................................   7
Ratio of Edison International Earnings to Fixed Charges and Preferred
 Stock Dividends..........................................................   7
Description of Securities.................................................   8
Description of Debt Securities............................................   8
Description of Edison International's Common Stock and Preferred Stock....  17
Description of Preferred Securities.......................................  20
Description of Preferred Securities Guarantees............................  27
Description of Expense Agreements.........................................  29
Relationship Among Preferred Securities, Preferred Securities Guarantees
 and Subordinated Debt Securities Held By Each Trust......................  29
Experts...................................................................  30
Validity of the Securities and the Preferred Securities Guarantees........  30
Plan of Distribution......................................................  30

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $2,500,000,000 offering price of any combination of the securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information."

   This prospectus does not contain separate financial statements for the trusts. Edison International files consolidated financial information with the SEC that includes each of the trusts. The trusts do not have any independent function other than to issue securities and to purchase subordinated debt securities from Edison International. We do not believe that additional financial information regarding the trusts would be useful to you.

   You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, any accompanying prospectus supplement and the additional information described under the heading "Where You Can Find More Information" may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. When we use words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," "should" or similar expressions, we are making forward-looking statements. Forward-looking statements include the information concerning possible or assumed future results of operations set forth under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K, under the same or similar headings in our Quarterly Reports on Form 10-Q, and in our Current Reports on Form 8-K, incorporated by reference into this prospectus.

   Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results and shareholder value may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and value are beyond our ability to control or predict. These statements are necessarily based upon various assumptions involving judgments with respect to the future including, among others, our ability to achieve synergies and revenue growth, national, international, regional and local economic, competitive and regulatory conditions and developments, technological developments, capital market conditions, inflation rates, foreign currency exchange rates and valuations, interest rates, energy markets, weather conditions, business and regulatory or legal decisions, the pace of deregulation of retail natural gas and electricity, the timing and extent of changes in commodity prices for oil, natural gas and electricity, the timing and success of business development efforts, new or increased environmental liabilities, the effects of Year 2000-related computer problems, and other uncertainties, all of which are difficult to predict and many of which are beyond our control. You are cautioned not to put undue reliance on any forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

   You should also consider any other factors contained in this prospectus or in any accompanying supplement, including the information incorporated by reference into this prospectus or into any accompanying supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

  Edison International files reports, proxy statements and other information with the SEC. Information filed with the SEC by Edison International can be inspected and copied at the Public Reference Room maintained by the SEC and at the Regional Offices of the SEC as follows:

  Public Reference Room    New York Regional Office    Chicago Regional Office
 450 Fifth Street, N.W.      7 World Trade Center          Citicorp Center
        Room 1024                 Suite 1300           500 West Madison Street
 Washington, D.C. 20549    New York, New York 10048          Suite 1400
                                                      Chicago, Illinois 60661-
                                                                2551

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as Edison International, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   Edison International's common stock is listed on the New York Stock Exchange (NYSE: EIX), and reports, proxy statements and other information concerning Edison International can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. In addition, reports, proxy statements and other information concerning Edison International can be inspected at its offices at 2244 Walnut Grove Avenue, Rosemead, California 91770. You also can obtain copies of some of the above reports and other information at the web site maintained by Edison International. The address of that web site is http://www.edison.com.

   This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or Edison International, as indicated below. Forms of the indentures, the trust agreements and other documents establishing the terms of the offered securities and the guarantees are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

   The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. The prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Edison International.

      Sec Filings (File No. 1-9936)                     Period
      -----------------------------                     ------
   Annual Report on Form 10-K           Year ended December 31, 1998

   Quarterly Report on Form 10-Q        Quarter ended March 31, 1999

   Current Report on Form 8-K           Filed April 5, 1999

   Current Report on Form 8-K           Filed July 2, 1999

   Registration Statement on Form 8-A   Filed November 21, 1996

   The "Description of Registrant's     Filed by SCEcorp (former name of Edison
    Securities to be Registered" on     International) on May 20, 1988
    pages 4-5 of the Registration
    Statement on Form 8-B

   We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

   Upon request, Edison International will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

                              Edison International
                            2244 Walnut Grove Avenue
                                 (P.O. Box 999)
                           Rosemead, California 91770
                        Attention: Corporate Governance
                           Telephone: (626) 302-2662

                              EDISON INTERNATIONAL

   Edison International is a multinational corporation and a global leader in energy production and distribution, and in energy and infrastructure finance. Headquartered in Rosemead, California, Edison International has regional offices in New York, Washington, D.C., Australia, Indonesia, the Philippines, Singapore, Italy, Spain, Turkey and the United Kingdom. Edison International was incorporated on April 20, 1987, under the laws of the State of California for the purpose of becoming the parent holding company of Southern California Edison Company, a California public utility corporation. As of December 31, 1998, Edison International directly or indirectly owned all of the issued and outstanding common stock of Southern California Edison Company and of other subsidiaries engaged in nonutility businesses. Edison International's combined assets total nearly $27 billion.

   The regulated utility and the nonutility subsidiaries are:

  . Southern California Edison, one of the nation's largest investor-owned electric utilities, serving approximately 11 million people within an approximate 50,000-square-mile area in central, coastal and Southern California. Based in Rosemead, California, the regulated utility is a recognized leader in cutting-edge research and technology and for providing reliable electrical service in its region for more than a century. The company has assets of nearly $17 billion.

  . Edison Mission Energy, specializing in the development, acquisition, construction management and operation of global power production facilities. Based in Irvine, California, it is among the world's leading power producers with assets of nearly $7 billion and investments in approximately 58 projects currently operating in Australia, New Zealand, Spain, Turkey, the United Kingdom and the United States, and plants under construction in Australia, Indonesia, Italy, New Zealand, Thailand, and the United States (Puerto Rico). In total, these projects represent nearly 15,000 megawatts of generating capacity.

  . Edison Capital, a provider of capital and financial services for global energy, infrastructure and affordable housing projects. Headquartered in Irvine, California, it has assets of approximately $2.5 billion. The company has investments in energy and infrastructure projects in the United States, Latin America, Australia, Europe, Asia and Africa and is one of the nation's leading investors in affordable housing developments eligible for tax credits.

  . Mission Land Company, which is in the business of managing and selling real estate projects.

  . Edison Enterprises, a provider of products and services for commercial, retail and utility markets. Based in San Dimas, California, it offers energy management services for business customers, electrical and appliance repair and home security services to residential consumers, and a wide range of services to utilities both in the U.S. and in Canada.

   Edison International is engaged in the business of holding, for investment, the stock of its subsidiaries. Edison International may, in the future, engage in other businesses. At year-end 1998, Southern California Edison Company had 13,177 full-time employees. Edison International had 20 full-time employees, Edison Mission Energy had 1,180 full-time employees, Edison Capital had
85 full-time employees, and Edison Enterprises had 3,888 full-time employees.

   The information above concerning Edison International and its subsidiaries is only a summary and does not purport to be comprehensive. For additional information concerning Edison International and its subsidiaries, you should refer to the information described in "Where You Can Find More Information."

   The principal executive offices of Edison International are located at 2244 Walnut Grove Avenue, Rosemead, California 91770, and its telephone number is
(626) 302-2222.

                                   THE TRUSTS

   Edison International created three Delaware business trusts pursuant to three trust agreements. The trusts are named EIX Trust I, EIX Trust II and EIX Trust III. Edison International will enter into an amended and restated trust agreement (a "Trust Agreement") for each trust, which will state the terms and conditions for each trust to issue and sell its preferred securities and common securities. A form of Trust Agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

   Each trust will exist solely to:

  . issue and sell its preferred securities (representing undivided beneficial interests in the assets of the trust) to the public;

  . issue and sell its common securities (representing undivided beneficial interests in the assets of the trust) to Edison International;

  . use the proceeds from the sale of its preferred and common securities to purchase a series of Edison International's subordinated debt securities;

  . distribute the cash payments it receives on the subordinated debt securities it owns to the holders of the preferred and common securities; and

  . engage in other activities that are necessary or incidental to these purposes.

   Edison International will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities will represent the remaining 97% of the trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Edison International defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate in priority of payment to such amounts payable on the preferred securities.

   The preferred securities will be guaranteed by Edison International as described later in this prospectus.

   Edison International has appointed five trustees to conduct each trust's business and affairs:

  .  The Chase Manhattan Bank ("property trustee");

  .  Chase Manhattan Bank Delaware ("Delaware trustee"); and

  .  Three Edison International officers ("regular trustees").

   Except under certain limited circumstances, only Edison International can remove or replace the trustees. In addition, Edison International can increase or decrease the number of trustees.

   Edison International will pay all fees and expenses related to each trust and each offering of the related preferred securities and will pay all ongoing costs and expenses of each trust, except the respective trust's obligations under the related preferred and common securities.

   The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because no trust will have any independent operations. Each trust exists solely for the reasons summarized above.

   The principal offices of each trust will be located at 2244 Walnut Grove Avenue, Rosemead, California 91770, and the telephone number of each trust will be (626) 302-1930.

                                USE OF PROCEEDS

   Unless stated otherwise in the applicable prospectus supplement, the net proceeds from the sale of the offered securities will be:

 . used by Edison International and/or its subsidiaries for general corporate purposes, including investing in nonutility business activities and reducing short-term debt incurred to provide interim financing for such purposes; and

 . used by the respective trusts to purchase subordinated debt securities of Edison International.

  RATIO OF EDISON INTERNATIONAL EARNINGS TO FIXED CHARGES AND PREFERRED STOCK
                                   DIVIDENDS

   The following table sets forth the ratio of Edison International earnings to combined fixed charges and preferred stock dividends for Edison International for each of the five years in the five-year period ended December 31, 1998:

                                                      Year Ended December 31,
                                                      ------------------------
                                                      1994 1995 1996 1997 1998
                                                      ---- ---- ---- ---- ----
Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock Dividends........................... 2.48 2.55 2.40 2.39 2.31
Adjusted Ratio of Earnings to Combined Fixed Charges
 and Preferred Stock Dividends (1)...................   NA   NA   NA 2.40 2.60

(1) The following effects of rate reduction notes are excluded from the adjusted ratios for 1997 and 1998:

                                                           1997        1998
                                                        ---------- ------------
   Income before interest expense...................... $8,142,000 $149,486,000
   Interest expense....................................  8,142,000  149,486,000

  SCE Funding LLC, a special purpose entity, of which Southern California Edison Company is the sole member, issued approximately $2.5 billion of these notes in December 1997. For further details you should refer to the information described in "Where You Can Find More Information" in the Prospectus, particularly page 46 of Edison International's 1998 Annual Report to Shareholders.

                           DESCRIPTION OF SECURITIES

   The following is a general description of the terms and provisions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. The prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. For more information about the securities offered by us, please refer to:

  . the indenture between Edison International and Harris Trust and Savings Bank, as trustee, relating to the issuance of each series of senior debt securities by Edison International;

  . the indenture ("subordinated indenture") between Edison International and The Chase Manhattan Bank, as trustee, relating to the issuance of each series of subordinated debt securities by Edison International;

  .  the Trust Agreement of each trust; and

  . the guarantee agreement between Edison International and The Chase Manhattan Bank, as trustee, relating to Edison International's guarantee of the preferred securities issued by each trust.

   Forms of these documents are filed as exhibits to the registration statement. The indentures listed above are sometimes collectively referred to as the "indentures" and individually referred to as an "indenture." The trustee under each indenture is referred to as the "indenture trustee." The indentures are subject to and governed by the Trust Indenture Act of 1939, and may be supplemented or amended from time to time following their execution.

                         DESCRIPTION OF DEBT SECURITIES

   The following description discusses the general terms and provisions of the debt securities that Edison International may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Any subordinated debt securities issued by Edison International will be purchased by a trust and correspond to the series of preferred securities issued by the trust. The indebtedness represented by the senior debt securities will rank equally with all other unsecured and unsubordinated debt of Edison International. The indebtedness represented by the subordinated debt securities will rank junior and be subordinate in right of payment to the prior payment in full of the senior debt of Edison International, to the extent and in the manner set forth in the prospectus supplement for the securities. See "--Subordination" below.

   Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in the prospectus supplement relating to the debt securities.

   Each indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the applicable indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in the indenture. We also include references in parentheses to certain sections of the indentures. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference herein or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities in the applicable prospectus supplement.

General

   We may issue an unlimited amount of debt securities under each indenture in one or more series. We need not issue all debt securities of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

   The debt securities will be unsecured obligations.

   Prior to the issuance of each series of debt securities, the terms of the particular securities will be specified in a supplemental indenture (including any pricing supplement) and a board resolution of Edison International or in one or more officer's certificates of Edison International pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of the series of debt securities:

     (a) the title of the debt securities;

     (b) any limit upon the principal amount of the debt securities;

     (c) the date or dates on which principal will be payable or how to determine the dates;

     (d) the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates;" and any record dates for the interest payable on the interest payment dates;

     (e) any obligation or option of Edison International to redeem, purchase or repay debt securities, or any option of the registered holder to require Edison International to redeem or repurchase debt securities, and the terms and conditions upon which the debt securities will be redeemed, purchased or repaid;

     (f) the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

     (g) any provision relating to deferral of interest payments;

     (h) whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

     (i) any other terms of the debt securities.

   (See Section 301.)

Payment of Debt Securities--Interest

   Unless indicated differently in a prospectus supplement, we will pay interest on the debt security on each interest payment date to the person in whose name the debt security is registered as of the close of business on the regular record date relating to the interest payment date.

   However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

     (a) We will first propose to the indenture trustee a payment date for the defaulted interest. Next, the indenture trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the payment date we propose. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

     (b) Alternatively, we can propose to the indenture trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the indenture trustee thinks the proposal is practicable, payment will be made as proposed.

   (See Section 307.)

Payment of Debt Securities--Principal

   Unless we indicate differently in a prospectus supplement, we will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the indenture trustee, as our paying agent. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

   In our discretion, we may change the place of payment on the debt securities, and may remove any paying agent and may appoint one or more additional paying agents. (See Section 1002.)

Form; Transfers; Exchanges

   The debt securities will be issued

     (a) only in fully registered form;

     (b) without interest coupons; and

     (c) unless otherwise specified in a prospectus supplement, in denominations that are integral multiples of $1,000.

   You may have your debt securities divided into debt securities of smaller denominations (of at least $1,000) or combined into debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange."

   You may exchange or transfer debt securities at the office of the indenture trustee. The indenture trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers.

   In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

   Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We may block the transfer or exchange of (a) debt securities during a period of 15 days prior to giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Redemption

   We will set forth any terms for the redemption of debt securities in a prospectus supplement. Unless we indicate differently in a prospectus supplement, and except with respect to debt securities redeemable at the option of the registered holder, debt securities will be redeemable upon notice by mail between 30 and 60 days prior to the redemption date. If less than all of the debt securities of any series or any tranche of a series are to be redeemed, the indenture trustee will select the debt securities to be redeemed. In the absence of any provision for selection, the indenture trustee will choose a method of random selection it deems fair and appropriate. (See Sections 1102, 1103 and 1104.)

   Debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the debt security for redemption. (See Section 1105.) If only part of a debt security is redeemed, the indenture trustee will deliver to you a new debt security of the same series for the remaining portion without charge. (Section 1106.)

   We may make any redemption conditional upon the receipt by the paying agent, on or prior to the date fixed for redemption, of money sufficient to pay the redemption price. If the paying agent has not received the money by the date fixed for redemption, we will not be required to redeem the debt securities. (See Section 1104.)

Events of Default

   An "event of default" occurs with respect to debt securities of any series if:

     (a) we do not pay any interest on any debt securities of the applicable series within 30 days of the due date (following any deferral allowed under the terms of the debt securities and elected by us);

     (b) we do not pay principal or premium on any debt securities of the applicable series on its due date;

     (c) we remain in breach of a covenant or warranty (excluding covenants and warranties not applicable to the affected series) of the indenture for 90 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the indenture trustee or registered holders of at least 25% of the principal amount of debt securities of the affected series;

     (d) we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

     (e) any other event of default specified in the prospectus supplement occurs.

(See Section 501.)

   No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the indenture.

Remedies

 Acceleration

   If an event of default occurs and is continuing with respect to any series of debt securities, then either the indenture trustee or the registered holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series to be due and payable immediately. (See Section 502.)

 Rescission of Acceleration

   After the declaration of acceleration has been made and before the indenture trustee has obtained a judgment or decree for payment of the money due on any series of debt securities, the registered holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul the declaration and its consequences, if

     (a) we pay or deposit with the indenture trustee a sum sufficient to pay

       (1) all overdue interest;

       (2) the principal of and any premium which have become due other than by the declaration of acceleration and overdue interest on these amounts;

       (3) interest on overdue interest to the extent lawful;

       (4) all amounts due to the indenture trustee under the indenture; and

     (b) all events of default with respect to the affected series, other than the nonpayment of the principal which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

   For more information as to waiver of defaults, see "Waiver of Default and of Compliance" below.

 Control by Registered Holders; Limitations

   Subject to the indenture, if an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series will have the right to

     (a) direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or

     (b) exercise any trust or power conferred on the indenture trustee with respect to the debt securities of the series.

   If an event of default is continuing with respect to all the series of debt securities, the registered holders of a majority in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, will have the right to make such direction, and not the registered holders of the debt securities of any one of the series. These rights of registered holders to make direction are subject to the following limitations:

     (a) the registered holders' directions will not conflict with any law or the indenture; and

     (b) the registered holders' directions may not involve the indenture trustee in personal liability where the indenture trustee believes indemnity is not adequate.

   The indenture trustee may also take any other action it deems proper which is consistent with the registered holders' direction. (See Sections 512 and 603.)

   In addition, the indenture provides that no registered holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture for the appointment of a receiver or for any other remedy under the indenture unless

     (a) that registered holder has previously given the indenture trustee written notice of a continuing event of default;

     (b) the registered holders of not less than 25% in aggregate principal amount of the outstanding debt securities of all the series, considered as one class, or, in the case of an event of default of the character specified above in clause (a) or (b) under "Events of Default," that series, have made written request to the indenture trustee to institute proceedings in respect of that event of default and have offered the indenture trustee indemnity satisfactory to it against costs and liabilities incurred in complying with the request; and

     (c) for 60 days after receipt of the notice, the indenture trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the indenture trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of all the series, considered as one class, or, in the case of an event of default of the character specified above in clause (a) or (b) under "Events of Default," that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders. (See Sections 507 and 603.)

   However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Sections 507 and 508.)

Notice of Default

   The indenture trustee is required to give the registered holders of the debt securities notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (c) under "Events of Default," no notice shall be given to the registered holders until at least 30 days after the occurrence thereof. (See
Section 602.) The Trust Indenture Act currently permits the indenture trustee to withhold notices of default (except for certain payment defaults) if the indenture trustee in good faith determines the withholding of the notice to be in the interests of the registered holders.

   We will furnish the indenture trustee with an annual statement as to our compliance with the conditions and covenants in the indenture. (See Section 1005.)

Waiver of Default and of Compliance

   The registered holders of a majority in aggregate principal amount of the outstanding debt securities of all affected series (voting as one class) may waive, on behalf of the registered holders of all debt securities of all such series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding debt security. (See Section 513.)

   Compliance with some of the covenants in the indenture or otherwise provided with respect to debt securities may be waived by the registered holders of a majority in aggregate principal amount of the affected debt securities, considered as one class. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

   Subject to the provisions described in the next paragraph, Edison International will preserve its corporate existence. (See Section 1004.)

   Edison International has agreed not to consolidate with or merge into any other entity and not to convey, transfer or lease its properties and assets substantially as an entirety to any entity, unless:

     (a) the entity formed by the consolidation or into which Edison International is merged, or the entity which acquires or which leases the property and assets of Edison International substantially as an entirety, is an entity organized and existing under the laws of the United States of America or any State of the United States or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the outstanding debt securities and the performance of all of the covenants of Edison International under the indenture, and

     (b) immediately after giving effect to the transactions, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have occurred and be continuing.

(See Section 801.)

   The indenture contains no financial or other similar restrictive covenants. Any such covenants with respect to any particular series of debt securities will be set forth in the applicable prospectus supplement.

Modification of Indenture

   Without Registered Holder Consent. Without the consent of any registered holders of debt securities, we and the applicable indenture trustee may enter into one or more supplemental indentures for any of the following purposes:

     (a) to evidence the succession of another entity to Edison
  International; or

     (b) to add one or more covenants of Edison International or other provisions for the benefit of the registered holders of all or any series or tranche of debt securities, or to surrender any right or power conferred upon Edison International; or

     (c) to add any additional events of default for all or any series of debt securities; or

     (d) to change or eliminate any provision of the indenture or to add any new provision to the indenture that does not adversely affect the interests of the registered holders; or

     (e) to provide security for the debt securities of any series; or

     (f) to establish the form or terms of debt securities of any series or tranche or any debt securities guarantees as permitted by the indenture; or

     (g) to provide for the issuance of bearer securities; or

     (h) to evidence and provide for the acceptance of appointment of a separate or successor indenture trustee; or

     (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series or tranche of debt securities; or

     (j) to change any place or places where

       (1) we may pay principal, premium and interest,

       (2) debt securities may be surrendered for transfer or exchange, or

       (3) notices and demands to or upon Edison International may be served; or

     (k) to cure any ambiguity, defect or inconsistency or to make any other changes that do not adversely affect the interests of the registered holders in any material respect.

(See Section 901.)

   If the Trust Indenture Act is amended after the date of the indenture so as to require changes to the indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the indenture, the indenture will be deemed to have been amended so as to conform to the amendment or to effect the changes or elimination, and Edison International and the applicable indenture trustee may, without the consent of any registered holders, enter into one or more supplemental indentures to effect or evidence the amendment.

   With Registered Holder Consent. We and the indenture trustee may, with some exceptions, amend or modify any indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of all series affected by the amendment or modification (voting as one class). However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby,

     (a) change the stated maturity of the principal or interest on any debt security (other than pursuant to the terms of the debt security), or reduce the principal amount, interest or premium payable or change the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

     (b) reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver or reduce the requirements for quorum and voting under the indenture; or

     (c) modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

   A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of registered holders of debt securities of one or more particular series or tranches will be deemed not to affect the rights under the indenture of the registered holders of debt securities of any other series or tranche. (See Section 902.)

Miscellaneous

   The indenture provides that some debt securities, including those for which payment or redemption money has been deposited or set aside in trust, will not be deemed to be "outstanding" in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

   We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In some circumstances, the indenture trustee also will be entitled to set a record date for action by registered holders. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Defeasance and Covenant Defeasance

   The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that we may, upon satisfying several conditions, cause ourselves to be:

     (a) discharged from our obligations, with some exceptions, with respect to any series of debt securities, which we refer to as "defeasance"; and

     (b) released from our obligations under specified covenants with respect to any series of debt securities, which we refer to as "covenant defeasance."

   One condition we must satisfy is the irrevocable deposit with the indenture trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

   The indentures permit defeasance with respect to any series of debt securities even if a prior covenant defeasance has occurred with respect to the debt securities of that series. Following a defeasance, payment of the debt securities defeased may not be accelerated because of an event of default. Following a covenant defeasance, payment of the debt securities may not be accelerated by reference to the specified covenants affected by the covenant defeasance. However, if an acceleration were to occur, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on the respective debt securities, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

   Under current United States federal income tax law, the defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant debt securities in which holders of the debt securities might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required after the defeasance to include in income might be different from that which would be includible in the absence of the defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

   Under current United States federal income tax laws, unless accompanied by other changes in the terms of the debt securities, covenant defeasance generally should not be treated as a taxable exchange.

Resignation and Removal of the Indenture Trustee; Deemed Resignation

   The indenture trustee may resign at any time by giving written notice to us.

   The indenture trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding debt securities of any series.

   No resignation or removal of the indenture trustee and no appointment of a successor indenture trustee will become effective until the acceptance of appointment by a successor indenture trustee in accordance with the requirements of the indenture.

   Under some circumstances, we may appoint a successor indenture trustee and, if the successor accepts, the indenture trustee will be deemed to have resigned.

   (Section 610).

Subordination

   Unless we indicate differently in a prospectus supplement, any subordinated debt securities will be subordinated in the following manner. If Edison International's assets are distributed upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on any subordinated debt securities will be subordinated, to the extent provided in the subordinated indenture and the applicable supplemental indenture, to the prior payment in full of all senior indebtedness, including senior debt securities. However, Edison International's obligation to pay principal, and premium, if any, or interest on the subordinated debt securities will not otherwise be affected. No payment on account of principal, or premium, if any, sinking fund or interest may be made on the subordinated debt securities at any time when there is a default in the payment of principal, premium, if any, sinking fund or interest on senior indebtedness. If, while Edison International is in default on senior indebtedness, any payment is received by the indenture trustee under the subordinated debt security indenture or the holders of any of the subordinated debt securities before it has paid all senior indebtedness in full, the payment or distribution must be paid over to the holders of the unpaid senior indebtedness or applied to the repayment of the unpaid senior indebtedness. Subject to paying the senior indebtedness in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior indebtedness to the extent that payments are made to the holders of senior indebtedness out of the distributive share of the subordinated debt securities.

   Due to the subordination, if Edison International's assets are distributed upon insolvency, some or all of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordinated indenture or applicable supplemental indenture may state that its subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge, and the legal defeasance provisions of the subordinated indenture.

   If this prospectus is being delivered in connection with the offering of a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in it will set forth the approximate amount of senior indebtedness outstanding as of a recent date.

Conversion Rights

   The terms and conditions of any debt securities being offered that are convertible into common stock of Edison International will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event that the debt securities are redeemed.

Governing Law

   The subordinated indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of California, except that the rights, duties, immunities and indemnities of the indenture trustee will be governed by the laws of the State of New York.

   The senior indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of California.

                     DESCRIPTION OF EDISON INTERNATIONAL'S
                        COMMON STOCK AND PREFERRED STOCK

   The following description of Edison International's common stock and preferred stock is only a summary and is qualified in its entirety by reference to the articles of incorporation and bylaws of Edison International. Therefore, you should read carefully the more detailed provisions of Edison International's Restated Articles of Incorporation, Edison International's Amended Bylaws, and Edison International's Rights Agreement, dated November 21, 1996, between Edison International and Harris Trust Company of California, as rights agent, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

General

   The authorized capital stock of Edison International consists of (1) 800,000,000 shares of Edison International common stock, without par value, and
(2) 50,000,000 shares of preferred stock, without par value. As of March 31, 1999, there were issued and outstanding 347,207,697 shares of Edison International common stock and no shares of Edison International preferred stock. No other classes of capital stock are authorized under the Edison International articles of incorporation. The issued and outstanding shares of Edison International common stock are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights.

Edison International Common Stock

   The holders of Edison International common stock are entitled to receive such dividends as the Edison International board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Edison International preferred stock. Except as otherwise provided by law, each holder of Edison International common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to any class or series voting rights of holders of Edison International preferred stock.

   In the event of any liquidation, dissolution or winding up of Edison International, whether voluntary or involuntary, the holders of shares of Edison International common stock, subject to any rights of the holders of outstanding shares of Edison International preferred stock, are entitled to receive any remaining assets of Edison International after the discharge of its liabilities.

   Holders of Edison International common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Edison International common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

   Each outstanding share of Edison International common stock is accompanied by a right to purchase one one-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, without par value, of Edison International at a price of $55.00 per right, subject to certain anti-dilution adjustments. The Edison International board of directors has reserved 3,000,000 shares of such Series A preferred stock for issuance upon exercise of the rights, as more fully discussed below under the heading "--Description of Preferred Share Purchase Rights."

   The registrar and transfer agent for the Edison International common stock is Southern California Edison Company.

Preferred Stock

   The Edison International board of directors is authorized, pursuant to the Edison International articles of incorporation, to issue up to 50,000,000 shares of Edison International preferred stock in one or more series and to fix the number of shares of any series of preferred stock, to determine the designation of any such series, to increase or decrease the number of shares of any such series subsequent to the issue of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock. As of March 31, 1999, there were no shares of Edison International preferred stock outstanding. However, the Edison International board of directors has reserved 3,000,000 shares of Series A preferred stock for issuance in connection with rights issued under the Edison International rights agreement.

   Prior to the issuance of shares of each series of preferred stock, the board of directors is required to adopt resolutions and file a certificate of determination with the Secretary of State of the State of California (other than the Series A preferred stock, for which those actions have been taken previously). The certificate of determination will fix for each series the designation and number of shares and the rights, preferences, privileges and restrictions of the shares including, but not limited to, the following:

     (a) the title and stated value of the preferred stock;

     (b) voting rights, if any, of the preferred stock;

     (c) any rights and terms of redemption (including sinking fund provisions);

     (d) the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation applicable to the preferred stock;

     (e) whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

     (f) the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

     (g) the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

     (h) the provision for redemption, if applicable, of the preferred stock;

     (i) the provisions for a sinking fund, if any, for the preferred stock;

     (j) liquidation preferences;

     (k) any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

     (l) any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

   All shares of preferred stock will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

   In addition to the terms listed above, we will set forth in a prospectus supplement the following terms relating to the class or series of preferred stock being offered:

     (a) the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     (b) the procedures for auction and remarketing, if any, for the preferred stock;

     (c) any listing of the preferred stock on any securities exchange; and

     (d) a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock.

Rank

   Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, with respect to dividends and upon our liquidation, dissolution or winding up:

     (a) senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;

     (b) on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and

     (c) junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.

Description of Preferred Share Purchase Rights

   On November 21, 1996, the Edison International board of directors adopted a preferred share purchase rights plan providing that one preferred share purchase right will attach to each share of Edison International common stock. The description and terms of the rights are set forth in a rights agreement, dated as of November 21, 1996, by and between Edison International and Harris Trust Company of California, as rights agent. The purchase rights have an anti-takeover effect that is intended to discourage coercive or unfair takeover tactics and to encourage any potential acquirer to negotiate a fair price to all Edison International shareholders. The purchase rights may cause substantial dilution to any party that may attempt to acquire Edison International on terms not approved by the Edison International board of directors. However, the purchase rights are structured in a way so as not to interfere with any negotiated merger or other business combination. The rights will expire on November 21, 2006. Until a right is exercised, the holder of the right will have no rights as a shareholder of Edison International beyond those rights afforded to existing shareholders, including the right to vote or to receive dividends.

   The rights are designed to assure that all of Edison International's shareholders receive fair and equal treatment in the event of any proposed takeover of Edison International and to guard against partial tender offers, open market accumulations and other abusive tactics that may be deployed to gain control of Edison International without a control premium paid to all shareholders. Any time prior to the first date that a person or group has become an "acquiring person" as defined in the rights agreement, the rights should not interfere with any merger or other business combination as long as it is approved by the Edison International board of directors.

Anti-Takeover Provisions

   The Edison International articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Edison International stock or delaying or preventing a change in control of Edison International. The material provisions which may have such an effect are:

     (a) a provision permitting the Edison International board of directors to amend or repeal the Edison International bylaws, except that provisions of the bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board of directors or vice versa may only be adopted by approval of outstanding shares;

     (b) authorization for the Edison International board of directors to issue Edison International preferred stock in series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters); and

     (c) a provision requiring the approval of holders of at least 80% of the outstanding voting shares of Edison International for such acquisition or change of control unless either a majority of the disinterested directors of the Edison International board of directors approves such acquisition or change of control or the consideration received in connection with such acquisition or change of control equals at least the fair market value of the capital stock of Edison International.

   Some acquisitions of Edison International's outstanding voting shares would also require approval of the SEC under the Public Utility Holding Company Act of 1935 and of various federal, state and foreign regulatory authorities.

                      DESCRIPTION OF PREFERRED SECURITIES

General

   Each Trust Agreement authorizes the regular trustees to issue on behalf of each trust one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of a trust's preferred and common securities will be used by the trust to purchase a series of subordinated debt securities issued by Edison International. The subordinated debt securities will be held in trust by the property trustee for the benefit of the holders of the preferred and common securities.

   Under each preferred securities guarantee, Edison International will agree to make payments of distributions and payments on redemption or liquidation with respect to a trust's preferred securities, but only to the extent the trust has funds available to make those payments and has not made the payments. See "Description of Preferred Securities Guarantees."

   The assets of a trust available for distribution to the holders of its preferred securities will be limited to payments from Edison International under the series of subordinated debt securities held by the trust. If Edison International fails to make a payment on the subordinated debt securities, the trust will not have sufficient funds to make related payments, including distributions, on its preferred securities.

   Each preferred securities guarantee, when taken together with Edison International's obligations under the related series of subordinated debt securities, the subordinated indenture, the related Trust Agreement and the related expense agreement (as described below), will provide a full and unconditional guarantee by Edison International of amounts due on the preferred securities issued by a trust.

   Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act. Each property trustee will act as indenture trustee for the preferred securities to be issued by the applicable trust, in order to comply with the provisions of the Trust Indenture Act.

   Each series of preferred securities will have the terms, including those regarding distributions, redemption, voting, liquidation rights and the other preferred, deferred or other special rights or other restrictions, as described in the relevant Trust Agreement or made part of the Trust Agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the preferred securities will mirror the terms of the subordinated debt securities held by the trust.

   The prospectus supplement relating to the preferred securities of a trust will describe the specific terms of the preferred securities, including:

     (a) the name of the preferred securities;

     (b) the dollar amount and number of securities issued;

     (c) any provision relating to deferral of distribution payments;

     (d) the annual distribution rate(s), or method of determining the rate(s), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

     (e) the date from which distributions will be cumulative;

     (f) the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the preferred securities will be purchased or redeemed, in whole or in part;

     (g) the terms and conditions, if any, upon which the applicable series of subordinated debt securities may be distributed to holders of the preferred securities;

     (h) the voting rights, if any, of holders of the preferred securities;

     (i) any securities exchange on which the preferred securities will be listed;

     (j) whether the preferred securities are to be issued in book-entry form and represented by one or more global certificates and, if so, the depository for the global certificates and the specific terms of the depositary arrangements; and

     (k) any other relevant rights, preferences, privileges, limitations or restrictions of the preferred securities.

   Each prospectus supplement will describe various United States federal income tax considerations applicable to the purchase, holding and disposition of the series of preferred securities covered by the prospectus supplement.

Liquidation Distribution Upon Dissolution

   Unless otherwise specified in an applicable prospectus supplement, each Trust Agreement states that the related trust shall be dissolved:

     (a) on the expiration of the term of the trust;

     (b) upon the bankruptcy, dissolution or liquidation of Edison
  International;

     (c) upon direction by Edison International to the property trustee to dissolve the trust and distribute the related subordinated debt securities directly to the holders of the preferred and common securities of the trust;

     (d) upon the redemption of all of the common and preferred securities of the trust in connection with the redemption of all of the related subordinated debt securities; or

     (e) upon entry of a court order for the dissolution of the trust.

   Unless otherwise specified in an applicable prospectus supplement, in the event of a dissolution as described in (a), (b), (c) or (e) above, after the trust satisfies all liabilities to its creditors as provided by applicable law, each holder of the preferred or common securities will be entitled to receive:

     (a) the related subordinated debt securities in an aggregate principal amount equal to the aggregate liquidation amount of the preferred or common securities held by the holder; or

     (b) if such a distribution of related subordinated debt securities is determined by the property trustee not to be practical, cash equal to the aggregate liquidation amount of the preferred or common securities held by the holder, plus accumulated and unpaid distributions to the date of payment.

   If the trust cannot pay the full amount due on its preferred and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its preferred and common securities will be paid on a pro rata basis. However, if an event of default under the related subordinated indenture has occurred and is continuing, the total amounts due on the preferred securities will be paid before any distribution on the common securities.

Events of Default

   An "event of default" under the Trust Agreement (a "Trust Agreement event of default") occurs if: (a) an event of default under the subordinated indenture relating to a series of subordinated debt securities occurs or (b) any other event of default specified in the prospectus supplement occurs. See "Description of Debt Securities--Events of Default."

   Edison International and the regular trustees of a trust must file annually with the property trustee for the trust a certificate stating whether or not they are in compliance with all the applicable conditions and covenants under the related Trust Agreement.

   If an event of default occurs under the subordinated indenture, and the indenture trustee and the holders of not less than 25% in principal amount of the related subordinated debt securities outstanding fail to declare the principal of all of such subordinated debt securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities of the applicable trust will have the right to declare such principal immediately due and payable, by providing notice to Edison International and the indenture trustee.

   If Edison International fails to pay principal, premium, if any, or interest on a series of subordinated debt securities when payable, then a holder of the related preferred securities may directly sue Edison International to collect its pro rata share of payments owed.

Consolidation, Merger or Amalgamation of the Trusts

   A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body ("Merger Event"), except as described below or as described in "Liquidation Distribution Upon Dissolution." A trust may, with the consent of the holders of at least a majority in aggregate liquidation amount of its outstanding preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to another trust, if:

     (a) the successor entity either

       (1) expressly assumes all of the obligations of the trust relating to its preferred securities; or

       (2) substitutes for the trust's preferred securities other securities having substantially the same terms as the preferred securities ("successor securities"), so long as the successor securities rank the same as the preferred securities for distributions and payments upon liquidation, redemption and otherwise;

     (b) Edison International expressly appoints a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as the holder of the particular series of subordinated debt securities;

     (c) the preferred securities are listed or traded, or any successor securities will be listed upon notice of issuance, on the same national securities exchange or other organization on which the preferred securities are then listed or traded;

     (d) the Merger Event does not cause the preferred securities or any successor securities to be downgraded by any national rating agency;

     (e) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the preferred securities or any successor securities in any material way;

     (f) the successor entity has a purpose substantially identical to that of the trust;

     (g) prior to the Merger Event, Edison International has received an opinion of counsel from a nationally recognized law firm stating that:

       (1) the Merger Event does not adversely affect the rights, preferences and privileges of the holders of the trust's preferred securities or any successor securities in any material way; and

       (2) following the Merger Event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

     (h) Edison International owns all of the common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided under the applicable preferred securities guarantee.

   In addition, unless all of the holders of the preferred securities approve otherwise, a trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

   Unless otherwise specified in an applicable prospectus supplement, the holders of preferred securities will have no voting rights except as discussed below and under "--Consolidation, Merger or Amalgamation of the Trusts" and "Description of the Preferred Securities Guarantees--Amendments and Assignment," and as otherwise required by law and the Trust Agreement for the trust.

   If any proposed amendment to the Trust Agreement of a trust provides for, or the regular trustees of the trust otherwise propose to effect:

     (a) any action that would adversely affect the powers, preferences or special rights of the trust's preferred securities in any material respect, whether by way of amendment to the Trust Agreement or otherwise; or

     (b) the dissolution, winding-up or termination of the trust other than pursuant to the terms of its Trust Agreement,

then the holders of the trust's preferred securities as a class will be entitled to vote on the amendment or proposal. In that case, the amendment or proposal will be effective only if approved by the holders of at least a majority in aggregate liquidation amount of the preferred securities.

   The Trust Agreement of a trust may be amended from time to time by Edison International and the property trustee and the regular trustees of the trust, without the consent of the holders of preferred securities of the trust, to:

     (a) cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision, or make provisions not inconsistent with any other provisions with respect to matters or questions arising under the Trust Agreement, in each case to the extent that the amendment does not adversely affect the interests of any holder of preferred securities of the trust in any material respect; or

     (b) modify, eliminate or add to any provisions to the extent necessary to ensure that the trust will not be classified as other than a grantor trust for United States federal income tax purposes or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

   Except a provided in the next paragraph, other amendments to the Trust Agreement of a trust may be made by Edison International and the trustees of the trust upon:

     (a) approval of the holders of a majority in aggregate liquidation amount of the outstanding preferred securities of the trust; and

     (b) receipt by the trustees of an opinion of counsel to the effect that such amendment will not affect the trust's status as a grantor trust for United States federal income tax purposes or the trust's exemption from the Investment Company Act.

   Notwithstanding the foregoing, without the consent of each affected holder of common or preferred securities of a trust, the Trust Agreement of the trust may not be amended to:

     (a) change the amount or timing of any distribution on the common or preferred securities of the trust or otherwise adversely affect the amount of any distribution required to be made in respect of such securities as of a specified date; or

     (b) restrict the right of a holder of any such securities to institute suit for the enforcement of any such payment on or after such date.

   In addition, no amendment may be made to a Trust Agreement if the amendment would:

     (a) cause the related trust to be characterized as other than a grantor trust for United States federal income tax purposes;

     (b) cause the related trust to be deemed to be an "investment company" which is required to be registered under the Investment Company Act; or

     (c) impose any additional obligation on Edison International, the property trustee or the Delaware trustee without its consent.

   Without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of the preferred securities of a trust, the trustees of the trust may not:

     (a) direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the subordinated debt securities held by the trust or executing any trust or power conferred on the property trustee with respect to such securities;

     (b) waive any default that is waivable under the subordinated indenture;

     (c) cancel an acceleration of the principal of the subordinated debt securities; or

     (d) consent to any amendment, modification or termination of the subordinated indenture or the subordinated debt securities where such consent is required.

However, if a consent under the subordinated indenture requires the consent of each affected holder of subordinated debt securities, then the property trustee must obtain the prior consent of each holder of preferred securities. In addition, before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that the action will not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

   The property trustee of a trust will notify all preferred securities holders of the trust of any notice of default received from the indenture trustee with respect to the subordinated debt securities held by the trust.

Removal and Replacement of Trustees

   The holder of a trust's common securities may remove or replace any of the regular trustees and, unless an event of default has occurred and is continuing under the subordinated indenture, the property and Delaware trustees of the trust. If such an event of default has occurred and is continuing, only the holders of a trust's preferred securities may remove or replace the property and Delaware trustees. The resignation or removal of any trustee will be effective only on the acceptance of appointment by the successor trustee in accordance with the provisions of the Trust Agreement for the trust.

Information Concerning the Property Trustees

   For matters relating to compliance with the Trust Indenture Act, the property trustee of each trust will have all of the duties and responsibilities of an indenture trustee under the Trust Indenture Act. Each property trustee, other than during the occurrence and continuance of a default under the applicable Trust Agreement, undertakes to perform only the duties as are specifically set forth in the applicable Trust Agreement and, after a default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a property trustee is under no obligation to exercise any of the powers given it by the applicable Trust Agreement at the request of any holder of preferred securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which the holders of preferred securities are entitled to vote, then the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred and common securities. In this event, the property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

   The property trustee for each of the trusts is the same entity and will also serve as the indenture trustee under each of the indentures and the guarantee trustee under each of the guarantee agreements. Edison International and certain of its subsidiaries maintain deposit accounts and banking relationships with the property trustee.

Miscellaneous

   The trustees of each trust are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

     (a) it will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

     (b) it will be classified as a grantor trust for United States federal income tax purposes; and

     (c) the subordinated debt securities held by it will be treated as indebtedness of Edison International for United States federal income tax purposes.

   Edison International and the trustees of each trust are authorized to take any action (so long as it is consistent with applicable law or the applicable certificate of trust or Trust Agreement) that Edison International and the trustees of the trust determine to be necessary or desirable for such purposes.

   Registered holders of preferred securities have no preemptive or similar rights.

   A trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Governing Law

   Each Trust Agreement and the related preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

                 DESCRIPTION OF PREFERRED SECURITIES GUARANTEES

General

   Edison International will execute a guarantee agreement (a "preferred securities guarantee"), for the benefit of the holders of preferred securities, at the time that a trust issues those preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as indenture trustee ("guarantee trustee") under each preferred securities guarantee for the purposes of compliance with the Trust Indenture Act.

   The guarantee trustee will hold each preferred securities guarantee for the benefit of the preferred securities holders of the applicable trust.

   Edison International will irrevocably agree, as described in each preferred securities guarantee, to pay in full, to the holders of the preferred securities issued by the applicable trust, the preferred securities guarantee payments (as defined below) (except to the extent previously paid), when and as due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments, to the extent not paid by a trust ("preferred securities guarantee payments"), will be covered by the applicable preferred securities guarantee:

     (a) any accumulated and unpaid distributions required to be paid on the applicable preferred securities, to the extent that the trust has funds available to make the payment;

     (b) the redemption price, to the extent that the trust has funds available to make the payment; and

     (c) upon a voluntary or involuntary dissolution, termination, winding-up or liquidation of the trust (other than in connection with a distribution of subordinated debt securities to holders of the preferred securities), the lesser of:

         (1) the aggregate of the liquidation amounts specified in the prospectus supplement for each preferred security plus all accumulated and unpaid distributions on the preferred security to the date of payment, to the extent the trust has funds available to make the payment; and

         (2) the amount of assets of the trust remaining available for distribution to holders of its preferred securities upon liquidation of the trust.

   Edison International's obligation to make a preferred securities guarantee payment may be satisfied by directly paying the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

Status of the Preferred Securities Guarantees

   Each preferred securities guarantee will constitute an unsecured obligation of Edison International and will rank:

     (a) subordinate and junior in right of payment to all of Edison International's other liabilities except those that rank equally or are subordinate by their terms; and

     (b) equal with any other preferred securities guarantee now or hereafter issued by Edison International on behalf of the holders of preferred securities issued by any other trust.

   Each preferred securities guarantee will constitute a guarantee of payment and not of collection (in other words, the holder of the guaranteed security may sue Edison International, or seek other remedies, to enforce its rights under the preferred securities guarantee without first suing any other person or entity). A preferred securities guarantee will not be discharged except by payment of the preferred securities guarantee payments in full to the extent not otherwise paid or upon distribution to the applicable preferred securities holders of the related subordinated debt securities pursuant to the applicable Trust Agreement.

Amendments and Assignment

   Except with respect to any changes which do not adversely affect the rights of holders of preferred securities in any material respect (in which case no consent of the holders will be required), a preferred securities guarantee may be amended only with the prior approval of the holders of at least a majority in aggregate liquidation amount of the preferred securities. A description of the way to obtain any approval appears under "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreements." All guarantees and agreements contained in a preferred securities guarantee will be binding on Edison International's successors, assigns, receivers, trustees and representatives and are for the benefit of the holders of the applicable preferred securities.

Events of Default

   An event of default under a preferred securities guarantee occurs if Edison International fails to make any of its required payments or fails to perform any of its other obligations (and such failure continues for 30 days) under the preferred securities guarantee.

   The holders of at least a majority in aggregate liquidation amount of the preferred securities relating to each preferred securities guarantee will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the preferred securities guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the preferred securities guarantee.

Information Concerning Guarantee Trustees

   The guarantee trustee under a preferred securities guarantee, other than during the occurrence and continuance of a default under the preferred securities guarantee, will perform only the duties that are specifically described in the preferred securities guarantee. After such a default, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, a guarantee trustee is under no obligation to exercise any of its powers as described in the applicable preferred securities guarantee at the request of any holder of covered preferred securities unless it is offered security and indemnity satisfactory to it against the costs, expenses and liabilities that it might incur.

Termination of the Preferred Securities Guarantees

   Each preferred securities guarantee will terminate once the applicable preferred securities are paid in full or upon distribution of the related subordinated debt securities to the holders of the preferred securities in accordance with the applicable Trust Agreement. Each preferred securities guarantee will continue to be effective or will be reinstated if at any time any holder of preferred securities issued by the applicable trust must restore payment of any sums paid under the preferred securities or the preferred securities guarantee.

Governing Law

   The preferred securities guarantees will be governed by and construed in accordance with the laws of the State of California, except that the rights, duties, immunities and indemnities of the guarantee trustee shall be governed by the laws of the State of New York.

                       DESCRIPTION OF EXPENSE AGREEMENTS

   Edison International will execute an expense agreement at the same time that a trust issues preferred securities. Under the expense agreement, Edison International will irrevocably and unconditionally guarantee to each creditor of the trust, the full amount of the trust's costs, expenses and liabilities, other than the amounts owed to holders of its preferred and common securities pursuant to the terms of those securities. Third parties will be entitled to enforce the expense agreement.

   Edison International's obligations under the expense agreement will be subordinated in right of payment to the same extent as the preferred securities guarantee. The expense agreement will contain provisions regarding amendment, termination, assignment, succession and governing law similar to those contained in the preferred securities guarantee.

         RELATIONSHIP AMONG PREFERRED SECURITIES, PREFERRED SECURITIES GUARANTEES AND SUBORDINATED DEBT SECURITIES HELD BY EACH TRUST

   Payments of distributions and redemption and liquidation payments due on each series of preferred securities (to the extent the applicable trust has funds available for the payments) will be guaranteed by Edison International to the extent described under "Description of the Preferred Securities Guarantees." No single document executed by Edison International in connection with the issuance of any series of preferred securities will provide for its full, irrevocable and unconditional guarantee of the preferred securities. It is only the combined operation of Edison International's obligations under the applicable preferred securities guarantee, Trust Agreement, subordinated indenture and subordinated debt securities and expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of a trust's obligations under its preferred securities.

   As long as Edison International makes payments of interest and other payments when due on the subordinated debt securities held by a trust, the payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the preferred securities issued by that trust, primarily because:

     (a) the aggregate principal amount of the subordinated debt securities will be equal to the sum of the aggregate liquidation amounts of the preferred and common securities;

     (b) the interest rate and interest and other payment dates on the subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;

     (c) Edison International has agreed to pay for any and all costs, expenses and liabilities of each trust except the trust's obligations under its preferred securities; and

     (d) each Trust Agreement provides that the related trust will not engage in any activity that is not consistent with the limited purposes of the trust.

   If and to the extent that Edison International does not make payments on the subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its preferred securities. In those circumstances, a holder of preferred securities of the trust will not be able to rely upon the preferred securities guarantee for payment of these amounts. Instead, the holder may directly sue Edison International or seek other remedies to collect its pro rata share of payments owed. If a holder sues Edison International to collect payment, then Edison International will assume the holder's rights as a holder of preferred securities under the trust's Trust Agreement to the extent Edison International makes a payment to the holder in any legal action.

   A holder of any preferred security may sue Edison International, or seek other remedies, to enforce its rights under the applicable preferred securities guarantee without first suing the applicable guarantee trustee, the trust which issued the preferred security or any other person or entity.

                                    EXPERTS

   The consolidated financial statements and schedule incorporated by reference in this prospectus and the registration statement of which this prospectus is a part have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

       VALIDITY OF THE SECURITIES AND THE PREFERRED SECURITIES GUARANTEES

   Kenneth S. Stewart, Assistant General Counsel of Edison International, will pass upon the validity of the debt securities, the common and preferred stock and the preferred securities guarantees for Edison International. Richards, Layton & Finger, P.A. will pass upon certain matters of Delaware law relating to the validity of the preferred securities for Edison International and the trusts.

                              PLAN OF DISTRIBUTION

   We may sell the securities described in this prospectus from time to time in one or more transactions

     (a) to purchasers directly;

     (b) to underwriters for public offering and sale by them;

     (c) through agents;

     (d) through dealers; or

     (e) through a combination of any of the foregoing methods of sale.

   We may distribute the securities from time to time in one or more transactions at:

     (a) a fixed price or prices, which may be changed;

     (b) market prices prevailing at the time of sale;

     (c) prices related to such prevailing market prices; or

     (d) negotiated prices.

 Direct Sales

   We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities. A prospectus supplement will describe the terms of any sale of securities we are offering hereunder.

 To Underwriters

   The applicable prospectus supplement will name any underwriter involved in a sale of securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may be involved in any at the market offering of equity securities by or on our behalf.

   Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions (which may be changed from time to time) from the purchasers for whom they may act as agent.

   Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the securities if any are purchased.

 Through Agents and Dealers

   We will name any agent involved in a sale of securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

   If we utilize a dealer in the sale of the securities being offered pursuant to their prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

 Delayed Delivery Contracts

   If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

   The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

 General Information

   Underwriters, dealers and agents participating in a sale of the securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

   Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

   Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange. The securities will be a new issue of securities with no established trading market. Any underwriters that purchase securities for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any securities.

-------------------------------------------------------------------------------
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   No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not relay on any unauthorized information or representations. This prospectus is an offer to sell only the QUIPS offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                                 ------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                           Page
                                                                           ----
Summary Information--Q&A..................................................  S-2
Risk Factors..............................................................  S-6
Accounting Treatment......................................................  S-9
Use of Proceeds...........................................................  S-9
Description of the Series A QUIPS......................................... S-10
Description of the Series A QUIDS......................................... S-17
Book-Entry Issuance....................................................... S-24
Material United States Federal Income Tax Considerations.................. S-28
Underwriting.............................................................. S-34
Validity of Series A QUIPS, Series A QUIDS and Series A QUIPS Guarantee... S-36

                                  Prospectus

About This Prospectus.....................................................    3
Forward-Looking Statements................................................    3
Where You Can Find More Information.......................................    4
Edison International......................................................    5
The Trusts................................................................    6
Use of Proceeds...........................................................    7
Ratio of Edison International Earnings to Fixed Charges and Preferred
 Stock Dividends..........................................................    7
Description of Securities.................................................    8
Description of Debt Securities............................................    8
Description of Edison International's Common Stock and Preferred Stock....   17
Description of Preferred Securities.......................................   20
Description of Preferred Securities Guarantees............................   27
Description of the Expense Agreements.....................................   29
Relationship Among Preferred Securities, Preferred Securities Guarantees
 and Subordinated Debt Securities Held By Each Trust......................   29
Experts...................................................................   30
Validity of the Securities and the Preferred Securities Guarantees........   30
Plan of Distribution......................................................   30

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                     20,000,000 Preferred Securities

                                  EIX Trust I

                             % Cumulative Quarterly

                  Income Preferred Securities, Series A
                                   (QUIPSSM)

                    (Liquidation Amount $25 per QUIPS)

         Fully and unconditionally guaranteed, as described herein, by

                             Edison International

                                 ------------

                             PROSPECTUS SUPPLEMENT

                                 ------------

                             Goldman, Sachs & Co.

                        A.G. Edwards & Sons, Inc.

                             Lehman Brothers

                           Merrill Lynch & Co.

                        Morgan Stanley Dean Witter

                         PaineWebber Incorporated

                    Prudential Securities Incorporated

                           Salomon Smith Barney

                      Representatives of the Underwriters

-------------------------------------------------------------------------------
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

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission registration fee........... $  695,000.00
   Printing expenses............................................. $    5,000.00
   Trustee fees and expenses..................................... $   14,000.00
   Legal fees and expenses....................................... $  150,000.00
   Accounting fees and expenses.................................. $   50,000.00
   Blue Sky fees and expenses.................................... $   20,000.00
   Rating Agency fees............................................ $  205,000.00
   Miscellaneous................................................. $   10,000.00
                                                                  -------------
     Total....................................................... $1,149,000.00
                                                                  =============

Item 15. Indemnification of Officers and Directors.

   Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

   Article Sixth of the Restated Articles of Incorporation of Edison International authorizes Edison International to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

   Article VI of the Amended Bylaws of Edison International contains provisions implementing the authority granted in Article Sixth of the Articles of Incorporation. The Bylaws provide for the indemnification of any director or officer of Edison International, or any person acting at the request of Edison International as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated Articles of Incorporation of Edison International, subject to the terms of any agreement between Edison International and such a person; provided that, no such person shall be indemnified: (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any director's or officer's liability insurance policy maintained by Edison International; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Edison International pursuant to
Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Edison International or its shareholders, or that involve the absence of good faith;
(vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to Edison International or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Edison International or its shareholders; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's or officer's duties to Edison International or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under Section 310 or 316 of the California Corporation Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporation Code. The exclusions set forth in clauses (iv) through
(ix) above shall apply only to indemnification with regard to any action brought by or in the right of Edison International for breach of duty to Edison International or its shareholders. The Amended Bylaws of Edison International also provide that Edison International shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors or (b) a proceeding (or part thereof), other than a proceeding by or in the name of Edison International to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Edison International. Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

   Edison International has directors' and officers' liability insurance policies in force insuring directors and officers of Edison International and its subsidiaries. Edison International has also entered into written agreements with each of its directors incorporating the indemnification provisions of the Bylaws.

Item 16. Exhibits.

    1.1  Underwriting Agreement (Preferred Securities).

   *1.2  Underwriting Agreement (Senior Debt Securities).

   *1.3  Underwriting Agreement (Subordinated Debt Securities).

   *1.4  Underwriting Agreement (Common Stock).

   *1.5  Underwriting Agreement (Preferred Stock).

   +3.1  Restated Articles of Incorporation of Edison International dated May
         7, 1998 (Incorporated by reference from the Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-9936 (Exhibit 3.1)).

   +3.2  Certificate of Determination of Series A Junior Participating
         Cumulative Preferred Stock of Edison International dated November 21,
         1996 (Incorporated by reference from the Registration Statement on Form 8-A filed November 21, 1996 (Exhibit 4.2)).

   +3.3 Amended Bylaws of Edison International as adopted by the Board of Directors on April 15, 1999 (Incorporated by reference from the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, File No. 1-9936 (Exhibit 3.3)).

   +3.4  Certificate of Trust of EIX Trust I.

   +3.5  Certificate of Trust of EIX Trust II.

   +3.6  Certificate of Trust of EIX Trust III.

   +4.1  Form of Indenture for Senior Debt Securities.

   +4.2  Form of Indenture for Subordinated Debt Securities.

   *4.3  Form of Supplemental Indenture.

   +4.4  Form of Senior Note (included in Exhibit 4.1).

   +4.5  Form of Subordinated Note (included in Exhibit 4.2).

   +4.6  Form of Preferred Security (included in Exhibit 4.11).

   +4.7  Form of Preferred Securities Guarantee.


    +4.8  Trust Agreement of EIX Trust I.

    +4.9  Trust Agreement of EIX Trust II.

    +4.10 Trust Agreement of EIX Trust III.

    +4.11 Form of Amended and Restated Trust Agreement for each of EIX Trust I,
          EIX Trust II and EIX Trust III.

    +4.12 Form of Expense Agreement for each of EIX Trust I, EIX Trust II and
          EIX Trust III (included in Exhibit 4.11).

    +4.13 Rights Agreement dated November 21, 1996 between Edison International and Harris Trust Company of California, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A filed
          November 21, 1996 (Exhibit 4.1)).

    +5.1  Opinion of Kenneth S. Stewart, Assistant General Counsel of Edison
          International.

    +5.2  Opinion of Richards, Layton & Finger, P.A. relating to EIX Trust I.

    +5.3  Opinion of Richards, Layton & Finger, P.A. relating to EIX Trust II.

    +5.4  Opinion of Richards, Layton & Finger, P.A. relating to EIX Trust III.

    +8.1  Opinion of Latham & Watkins relating to tax matters.

   +12.1 Statement regarding the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended
          December 31, 1998, 1997, 1996, 1995 and 1994.

   +23.1  Consent of Kenneth S. Stewart, Assistant General Counsel of Edison
          International (included in Exhibit 5.1).

   +23.2  Consents of Richards, Layton & Finger, P.A. (included in Exhibits
          5.2, 5.3 and 5.4).

   +23.3  Consent of Independent Public Accountants (Arthur Andersen LLP).

   +24.1  Power of Attorney (as to Edison International).

   +24.2  Certified Resolution of Edison International.

   +25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of Harris Trust and Savings Bank, as Trustee under the Indenture (Senior Debt Securities).

   +25.2  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture (Subordinated Debt Securities).

   +25.3  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of The Chase Manhattan Bank, as Property Trustee--
          EIX Trust I.

   +25.4  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of The Chase Manhattan Bank, as Property Trustee--
          EIX Trust II.

   +25.5  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of The Chase Manhattan Bank, as Property Trustee--
          EIX Trust III.

   +25.6  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee--
          EIX Trust I.

   +25.7  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee--
          EIX Trust II.

   +25.8  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee--
          EIX Trust III.

--------
*To be filed by amendment or incorporated by reference pursuant to subsequent filings by Edison International.

+Previously filed.

Item 17. Undertakings.

   The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

       (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

       (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrants pursuant to Section 13 or
  Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of Edison International's annual report pursuant to
  Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustees to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, Edison International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, and State of California, on the 13th day of July, 1999.

                                          EDISON INTERNATIONAL

                                                  /s/ Mary C. Simpson
                                          By __________________________________
                                                      Mary C. Simpson
                                                    Assistant Treasurer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities indicated on the 13th day of July, 1999.

              Signature                          Title
              ---------                          -----

                  *                    Principal Executive
______________________________________  Officer; Chairman of the
            John E. Bryson              Board, Chief Executive
                                        Officer and Director

                  *                    Principal Financial
______________________________________  Officer; Executive Vice
            Alan J. Fohrer              President and Chief
                                        Financial Officer

                  *                    Controller; Vice President
______________________________________  and Controller
           Thomas M. Noonan

                  *                    Director
______________________________________
           Winston H. Chen

                  *                    Director
______________________________________
          Warren Christopher

                  *                    Director
______________________________________
           Stephen E. Frank

                  *                    Director
______________________________________
            Joan C. Hanley

                  *                    Director
______________________________________
          Carl F. Huntsinger

              Signature                          Title
              ---------                          -----
                  *                    Director
______________________________________
          Charles D. Miller

                  *                    Director
______________________________________
           Luis G. Nogales

                  *                    Director
______________________________________
           Ronald L. Olson

                  *                    Director
______________________________________
           James M. Rosser

                  *                    Director
______________________________________
           Robert H. Smith

                  *                    Director
______________________________________
           Thomas C. Sutton

                  *                    Director
______________________________________
           Daniel M. Tellep

                  *                    Director
______________________________________
            Edward Zapanta


*By: /s/ Mary C. Simpson
     _________________________________
       Mary C. Simpson
    (as Attorney-in-Fact)

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, and State of California, on the 13th day of July, 1999.

                                          EIX TRUST I

                                          By: EDISON INTERNATIONAL,
                                              as Depositor

                                                       /s/ Mary C. Simpson
                                                  By: _________________________
                                                           Mary C. Simpson
                                                         Assistant Treasurer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, and State of California, on the 13th day of July, 1999.

                                          EIX TRUST II

                                          By: EDISON INTERNATIONAL,
                                              as Depositor

                                                       /s/ Mary C. Simpson
                                                  By: _________________________
                                                           Mary C. Simpson
                                                         Assistant Treasurer

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, and State of California, on the 13th day of July, 1999.

                                          EIX TRUST III

                                          By: EDISON INTERNATIONAL,
                                              as Depositor

                                                       /s/ Mary C. Simpson
                                                  By: _________________________
                                                           Mary C. Simpson
                                                         Assistant Treasurer

                              EDISON INTERNATIONAL

                                  EIX TRUST I
                                  EIX TRUST II
                                 EIX TRUST III

                       REGISTRATION STATEMENT ON FORM S-3

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
   1.1   Underwriting Agreement (Preferred Securities).

  *1.2   Underwriting Agreement (Senior Debt Securities).

  *1.3   Underwriting Agreement (Subordinated Debt Securities).

  *1.4   Underwriting Agreement (Common Stock).

  *1.5   Underwriting Agreement (Preferred Stock).

  +3.1   Restated Articles of Incorporation of Edison International dated May
         7, 1998 (Incorporated by reference from Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-9936 (Exhibit 3.1)).

  +3.2   Certificate of Determination of Series A Junior participating
         Cumulative Preferred Stock of Edison International dated November 21,
         1996 (Incorporated by reference from the Registration Statement on Form 8-A filed November 21, 1996 (Exhibit 4.2)).

  +3.3 Amended Bylaws of Edison International as adopted by the Board of Directors on April 15, 1999 (Incorporated by reference from the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999, File No. 1-9936 (Exhibit 3.3)).

  +3.4   Certificate of Trust of EIX Trust I.

  +3.5   Certificate of Trust of EIX Trust II.

  +3.6   Certificate of Trust of EIX Trust III.

  +4.1   Form of Indenture for Senior Debt Securities.

  +4.2   Form of Indenture for Subordinated Debt Securities.

  *4.3   Form of Supplemental Indenture.

  +4.4   Form of Senior Note (included in Exhibit 4.1).

  +4.5   Form of Subordinated Note (included in Exhibit 4.2).

  +4.6   Form of Preferred Security (included in Exhibit 4.11).

  +4.7   Form of Preferred Securities Guarantee.

  +4.8   Trust Agreement of EIX Trust I.

  +4.9   Trust Agreement of EIX Trust II.

  +4.10  Trust Agreement of EIX Trust III.

  +4.11  Form of Amended and Restated Trust Agreement for each of EIX Trust I,
         EIX Trust II and EIX Trust III.

  +4.12  Form of Expense Agreement for each of EIX Trust I, EIX Trust II and
         EIX Trust III (included in Exhibit 4.11).

  +4.13 Rights Agreement dated November 21, 1996 between Edison International and Harris Trust Company of California, as rights agent (Incorporated by reference from the Registration Statement on Form 8-A filed
         November 21, 1996 (Exhibit 4.1)).

 Exhibit
   No.                                 Description
 -------                               -----------
  +5.1   Opinion of Kenneth S. Stewart, Assistant General Counsel of Edison
         International.

  +5.2   Opinion of Richards, Layton & Finger, P.A. relating to EIX Trust I.

  +5.3   Opinion of Richards, Layton & Finger, P.A. relating to EIX Trust II.

  +5.4   Opinion of Richards, Layton & Finger, P.A. relating to EIX Trust III.

  +8.1   Opinion of Latham & Watkins relating to tax matters.

 +12.1 Statement regarding the computation of ratio of earnings to combined fixed charges and preferred stock dividends for the years ended
         December 31, 1998, 1997, 1996, 1995 and 1994.

 +23.1   Consent of Kenneth S. Stewart, Assistant General Counsel of Edison
         International (included in Exhibit 5.1).

 +23.2   Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.2,
         5.3 and 5.4).

 +23.3   Consent of Independent Public Accountants (Arthur Andersen LLP).

 +24.1   Power of Attorney (as to Edison International).

 +24.2   Certified Resolution of Edison International.

 +25.1   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, Harris Trust and Savings Bank, as Trustee under the Indenture (Senior Debt Securities).

 +25.2   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, The Chase Manhattan Bank, as Trustee under the
         Indenture (Subordinated Debt Securities).

 +25.3   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Chase Manhattan Bank, as Property Trustee--
         EIX Trust I.

 +25.4   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Chase Manhattan Bank, as Property Trustee--
         EIX Trust II.

 +25.5   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Chase Manhattan Bank, as Property Trustee--
         EIX Trust III.

 +25.6   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee--
         EIX Trust I.

 +25.7   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee--
         EIX Trust II.

 +25.8   Statement of Eligibility on Form T-1 under the Trust Indenture Act of
         1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee--
         EIX Trust III.

--------
* To be filed by amendment or incorporated by reference pursuant to subsequent filings by Edison International.

+ Previously filed.

                                       2